Exhibit (a)(1)(i)

Offer to Purchase for Cash

Up to 8,400,000 of its Class B shares (Including Class B shares Held as American Depositary Shares)

at
A Purchase Price of Not Greater Than $9.50 Nor Less Than $8.00 per Class B Share

THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME (WHICH IS 4:00 P.M. LUXEMBOURG TIME), ON THURSDAY, SEPTEMBER 16, 2004,

UNLESS THE OFFER IS EXTENDED.

Quilmes Industrial (Quinsa), S.A., a Luxembourg company (“Quinsa” or the “Company”) is offering to purchase up to 8,400,000 of its Class B shares (including Class B shares held as American Depositary Shares (“ADSs”)) at a purchase price not greater than $9.50 nor less than $8.00 per Class B share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letters of Transmittal. You may participate in the offer by tendering Class B shares in the form of either shares or ADSs. Since each ADS represents two Class B shares, we will treat each tender of an ADS as a tender of the two underlying Class B shares and, upon the terms and subject to the conditions of this offer, we will purchase each ADS properly tendered and not withdrawn at a purchase price equal to twice the purchase price that we select for a Class B share. Whether you tender Class B shares or ADSs, we will ask you to specify the price, within the range described above, at which you wish to tender your Class B shares or the Class B shares represented by your ADSs. We then will select the lowest purchase price per Class B share that will allow us to purchase 8,400,000 Class B shares (including those tendered as ADSs) or, if a lesser number of Class B shares (including those tendered as ADSs) are properly tendered, all Class B shares (including those tendered as ADSs) that are properly tendered and not withdrawn. All Class B shares acquired in the offer will be acquired at the same price, regardless of whether a holder of Class B shares has tendered at a lower price than the purchase price that we select for the Class B shares, and all ADSs acquired in the offer will be acquired at twice the Class B share purchase price, regardless of whether a holder of ADSs tendered the Class B shares represented by the ADSs at a lower price per underlying Class B share than the purchase price we select for the Class B shares. However, because of the proration described in this Offer to Purchase, all of the Class B shares and ADSs tendered at or below the relevant purchase price may not be purchased if more than the number of Class B shares (including those tendered as ADSs) that we seek are properly tendered at or below the relevant purchase price. Class B shares and ADSs tendered but not purchased in the offer will be returned or otherwise released to the tendering stockholders at our expense promptly after the expiration of this offer. See Section 1. We reserve the right, in our sole discretion, to purchase additional Class B shares (including those tendered as ADSs), subject to applicable legal requirements. See Section 1.

THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF CLASS B SHARES AND/ OR ADSs BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 6.

Our Class B shares are listed and traded on the Luxembourg Stock Exchange (the “LSE”), Reuters code “QUINpr.LU”. Our ADSs are listed and traded on the New York Stock Exchange (the “NYSE”) under the symbol “LQU”. On August 17, 2004, the last full trading day before the announcement of the offer, the last reported sale price of the Class B shares on the LSE was $8.30 per Class B share and the last reported sale price of the ADSs on the NYSE was $16.56 per ADS. You are urged to obtain current market quotations for the Class B shares and ADSs. See Section 7.

Our Board of Directors has approved this offer. However, neither we nor our Board of Directors nor the Dealer Manager nor any other agent acting on our behalf make any recommendation to you as to whether you should tender or refrain from tendering your Class B shares or ADSs or as to the purchase price or prices at which you may choose to tender your Class B shares or ADSs. You must make your own decision as to whether to tender your Class B shares or ADSs and, if so, how many Class B shares or ADSs to tender and the price or prices at which to tender your Class B shares or ADSs. In so doing, you should read carefully the information in this Offer to Purchase and in the related Letters of Transmittal, including our reasons for making the offer. Beverage Associates (BAC) Corp. (“BAC”), one of our two largest shareholders, does not own any Class B shares or ADSs. Companhia De Bebidas das Americas-AmBev (“AmBev”), one of our two largest shareholders, will not tender any Class B shares or ADSs pursuant to this offer. Those of our directors and executive officers who own Class B shares or ADSs have advised us that they do not intend to tender any of their Class B shares or ADSs in this offer.

The Dealer Manager for the Offer is:

UBS Investment Bank

Offer to Purchase dated August 18, 2004

Important

TENDERING ADSs.

If you want to tender all or part of your ADSs, you must do one of the following before the offer expires:

•	if your ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your ADSs for you;

•	if you hold American Depositary Receipts (“ADRs”) evidencing ADSs in your own name, complete and sign the Letter of Transmittal to Tender American Depositary Shares (the “ADS Letter of Transmittal”) according to its instructions and deliver it, together with any required signature guarantees, the ADRs evidencing your ADSs and any other documents required by the ADS Letter of Transmittal, to The Bank of New York, the ADS Tender Agent for the offer; or

•	if you are an institution participating in The Depository Trust Company, which we call the “Book-Entry Transfer Facility” in this Offer to Purchase, tender your ADSs according to the procedure for book-entry transfer described in Section 3 of this Offer to Purchase.

If you want to tender ADSs but the ADRs evidencing your ADSs are not immediately available or cannot be delivered to the ADS Tender Agent within the required time or you cannot comply with the procedure for book-entry transfer, or your other required documents cannot be delivered to the Depositary by the Expiration Date (as defined below) of the offer, you may still tender your ADSs if you comply with the guaranteed delivery procedure described in Section 3 of this Offer to Purchase.

TENDERING CLASS B SHARES.

If you want to tender all or part of your Class B shares, you must do one of the following before the offer expires:

•	if your Class B shares are registered in your name on our share registry, complete and sign the Letter of Transmittal to Tender Shares (the “Share Letter of Transmittal”) according to its instructions and deliver it, together with any registered share certificate(s) or other written evidence of your ownership of the tendered Class B shares that you may have, to Dexia Banque Internationale à Luxembourg, the Share Tender Agent for the offer. You do not have to submit share certificates or other written confirmation of your registered ownership of the tendered registered shares in order to make a valid tender. We will confirm the share ownership of each tendering holder by examining our share register and the notations in our share register will determine legal ownership of Class B shares. Your tender of Class B shares registered in your name will not be valid until the Share Tender Agent receives written confirmation from us that you are recorded as the registered owner of the tendered shares in our share register.

•	if you hold your Class B shares in the form of bearer share certificate(s), complete and sign the Share Letter of Transmittal according to its instructions and deliver it, together with your bearer share certificate(s), to the Share Tender Agent; or

•	if your Class B shares are held in a Clearing System such as Euroclear or Clearstream, Luxembourg, which we refer to as the “Clearing Systems”, you should contact the financial institution through which you hold your shares and instruct that financial institution to take appropriate steps to (1) complete and sign or have completed and signed the Share Letter of Transmittal according to its instructions and deliver or cause the completed and signed Share Letter of Transmittal to be delivered to the Share Tender Agent at its address set forth on the back cover of this Offer to Purchase, (2) block or cause the blocking of such tendered Class B shares within the Clearing System and (3) transfer or cause the transfer to the Share Tender Agent, after the Expiration Date of the tendered Class B shares that we purchase pursuant to the offer at its address set forth on the back cover of this Offer to Purchase. Such tender of Class B shares will not be valid until the Share Tender Agent receives a Share Letter of Transmittal relating to such Class B shares which is properly completed and executed and confirmation from the Clearing System that your shares have been blocked. You should consult the financial institution through which you hold your Class B shares to determine how, and by what time, you must deliver tender, blocking and transfer instructions to them.

FOR ALL TENDERS.

If you wish to maximize the chance that your Class B shares will be purchased by us, you should check the box in the section of the Share Letter of Transmittal captioned “Shares Tendered at Price Determined Pursuant to the Offer”. Note that this election could result in your Class B shares being purchased at the minimum price of $8.00 per Class B share. If you wish to maximize the chance that your ADSs will be purchased by us, you should check the box in the section of the ADS Letter of Transmittal captioned “ADSs Tendered at a Price Determined Pursuant to the Offer”. Note that this election could result in your ADSs being purchased at the minimum price of $16.00 per ADS, which is twice the minimum price for the Class B shares.

Questions and requests for assistance may be directed to D.F. King & Co., Inc., the Information Agent for the offer, to Dexia Banque Internationale à Luxembourg, the Share Tender Agent for the offer or to UBS Securities LLC (“UBS”), the Dealer Manager for the offer, at their respective addresses and telephone numbers set forth on the back cover page of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Letters of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent or the Share Tender Agent at those addresses and telephone numbers.

We are not making this offer to, and will not accept any tendered Class B shares or ADSs from, holders of Class B shares or ADS holders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion, take any actions necessary for us to make this offer to holders of Class B shares or ADS holders in any such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR CLASS B SHARES OR ADSs IN THE OFFER OR AS TO THE PURCHASE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR CLASS B SHARES OR ADSs. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THOSE CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTERS OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US, THE DEALER MANAGER OR ANY OTHER AGENT WORKING FOR US.

Summary term sheet

We are providing this summary term sheet for your convenience. It highlights certain material information in this Offer to Purchase, but you should realize that it does not describe all of the details of the offer to the same extent described elsewhere in this Offer to Purchase. We urge you to read the entire Offer to Purchase and the related Letters of Transmittal because they contain the full details of the offer. We have included references to the sections of this Offer to Purchase where you will find a more complete discussion.

WHO IS OFFERING TO PURCHASE MY CLASS B SHARES AND/OR ADSs?

We are offering to purchase up to 8,400,000 of our Class B shares (including Class B shares held as ADSs). You may participate in this offer by tendering either Class B shares or ADSs.

WHAT WILL THE PURCHASE PRICE FOR THE CLASS B SHARES AND ADSs BE?

We are conducting the offer through a procedure commonly called a modified “Dutch Auction”. This procedure allows you to select the price (in increments of $0.25) within a price range specified by us at which you are willing to sell your Class B shares or the Class B shares represented by your ADSs. The price range for this offer is $8.00 to $9.50 per Class B share. Since each of our ADSs represents two Class B shares, we will treat each tender of an ADS as a tender of the two underlying Class B shares at the price per underlying Class B share specified in the ADS Letter of Transmittal. The purchase price for Class B shares will be the lowest price at which, based on the number of Class B shares tendered (including those tendered as ADSs) and the prices specified by the tendering stockholders and ADS holders, we can purchase 8,400,000 Class B shares (including those tendered as ADSs) or such lesser number of Class B shares (including those tendered as ADSs) as are properly tendered. All Class B shares that we purchase will be purchased at a single price and all ADSs that we purchase will be purchased at a single price equal to two times the Class B share price, even if you have selected a lower price for your Class B shares or the Class B shares represented by your ADSs. We will not purchase any Class B shares above the Class B share purchase price and we will not purchase any ADSs above a price equal to twice the Class B share purchase price. We will determine the purchase price for the tendered Class B shares and ADSs promptly after the offer expires. See Section 1.

WHAT WILL BE THE FORM OF PAYMENT OF THE PURCHASE PRICE?

You will be paid the relevant purchase price for your Class B shares and ADSs that we purchase pursuant to the offer, net in cash in U.S. dollars, without interest. We will pay the purchase price promptly after the expiration of the offer period. See Section 1.

HOW MANY CLASS B SHARES AND/OR ADSs WILL QUINSA PURCHASE?

We will purchase 8,400,000 Class B shares (including those tendered as ADSs) in the offer, or such lesser number of Class B shares (including those tendered as ADSs) as are properly tendered and not withdrawn. If more than 8,400,000 Class B shares (including those tendered as ADSs) are tendered at or below the selected Class B share purchase price, all Class B shares tendered (including those tendered as ADSs) at or below the relevant purchase price will be purchased on a pro rata basis. We expressly reserve the right, in our sole discretion, to purchase additional shares subject to applicable legal requirements. See Section 1. The offer is not conditioned on any minimum number of Class B shares and/or ADSs being tendered. See Section 6.

HOW WILL QUINSA PAY FOR THE CLASS B SHARES AND/OR ADSs?

We will use existing general corporate funds, which include proceeds to be advanced to us by our subsidiary Quilmes International (Bermuda) Ltd. pursuant to a commitment letter. The offer is not subject to the receipt of financing. See Section 8.

HOW LONG DO I HAVE TO TENDER MY CLASS B SHARES AND/OR ADSs?

You may tender your Class B shares and/or ADSs until the offer expires. The offer will expire on Thursday, September 16, 2004, at 10:00 a.m., New York City time (which is 4:00 p.m. Luxembourg time), unless we extend the offer. We may choose to extend the offer for any reason. We cannot assure you that the offer will be extended or, if extended, for how long. See Section 1 and Section 14.

DO FINANCIAL INSTITUTIONS AND CLEARING SYSTEMS THROUGH WHICH I HOLD MY CLASS B SHARES AND/OR ADSs HAVE AN EARLIER DEADLINE?

For Class B shares and/or ADSs held through a financial institution, a Clearing System or the Book-Entry Transfer Facility, there is likely to be a deadline prior to the expiration of the offer by which these institutions or systems must be instructed to take the steps necessary to tender your Class B shares and/or ADSs into the offer. The Book-Entry Transfer Facility has advised us that it will not transfer tendered ADSs into the ADS Tender Agent’s account after 4:15 p.m., New York City time, on Wednesday, September 15, 2004. Therefore tenders of ADSs to be effected by book-entry transfer must be made before that time. See Section 3. Nevertheless, you may still tender your ADSs by any other method permitted under the terms of this offer until the Expiration Date.

CAN THE OFFER BE EXTENDED, AMENDED OR TERMINATED, AND UNDER WHAT CIRCUMSTANCES?

We can extend or amend the offer in our sole discretion. If we extend the offer, we will delay the acceptance of any Class B shares that have been tendered (including those tendered as ADSs). We can terminate the offer under certain circumstances. See Section 6 and Section 14.

HOW WILL I BE NOTIFIED IF QUINSA EXTENDS THE OFFER OR AMENDS THE TERMS OF THE OFFER?

We will issue a press release by 10:00 a.m., Luxembourg time (which is 4:00 a.m. New York City time), on the business day after the previously scheduled expiration date if we decide to extend the offer. We will announce any amendment to the offer by making a public announcement of the amendment. See Section 14.

WHAT IS THE PURPOSE OF THE OFFER?

After a thorough evaluation of our expected capital needs, financial condition, strategies and possible alternative uses of our available cash and borrowing capacity, our Board of Directors determined that a repurchase of up to 8,400,000 of our Class B shares (including those held as ADSs) through a tender offer at a purchase price per Class B share of between $8.00 and $9.50 (or between $16.00 and $19.00 per ADS) would be a desirable use of a portion of our cash and borrowing capacity. Our Board of Directors concluded that, given the recent reduced liquidity in the trading markets for our Class B shares and ADSs, such a repurchase would be an efficient way to provide stockholders with an alternative to open market sales to sell their Class B shares and/or ADSs. See Section 2.

ARE THERE ANY CONDITIONS TO THE OFFER?

Yes. Our obligation to accept and pay for your tendered Class B shares and/or ADSs depends on a number of conditions, including:

•	No legal action shall have been threatened, pending or taken that challenges or relates to the offer, that materially and adversely affects our business, condition (financial or otherwise), assets, income, operations or prospects or that could otherwise materially impair the contemplated future conduct of our business or our ability to purchase up to 8,400,000 of our Class B shares (including those held as ADSs) in the offer.

•	No general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter markets in the United States or Luxembourg or the declaration of a banking moratorium or any suspension of payment in respect of banks in the United States, Luxembourg, Argentina or in any of the other countries where we do business shall have occurred.

•	No changes in the general political, market, economic or financial conditions in the United States, Luxembourg, Argentina or in any of the other countries where we do business that could adversely affect our business, condition (financial or otherwise), income, operations or prospects or could otherwise materially impair the contemplated future conduct of our business shall have occurred, including, without limitation, a decrease of 15% or more in the value of the Argentine Peso compared to the U.S. dollar or the imposition of new or the modification of existing exchange control or other monetary or currency control in Argentina or in any of the other countries where we do business that could have such a material adverse effect.

•	No commencement or escalation of war, armed hostilities or other international or national calamity (including, but not limited to, an act of terrorism) in the United States, Luxembourg or Argentina or in any of the other countries where we do business shall have occurred.

•	No decrease of more than 15% in the market price for either the Class B shares or the ADSs or in the Dow Jones Industrial Average, New York Stock Exchange Index, Nasdaq Composite Index, the Standard and Poor’s 500 Composite Index, the Buenos Aires Stock Exchange Merval Index or the Luxembourg LuxX Index measured from the close of trading on August 17, 2004, shall have occurred.

•	No person shall have made a tender or exchange offer for any of our shares and/or ADSs (other than this offer), nor shall we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, business combination or other similar transaction, other than in the ordinary course of business.

•	Except pursuant to agreements between BAC and AmBev, our two largest shareholders in existence as of the date of this offer, and pursuant to certain existing agreements among AmBev and Interbrew S.A. and their respective affiliates that, as of the date of this offer, are in existence and have been publicly disclosed in a Schedule 13D filed under the Securities Exchange Act of 1934, as amended (1) no person (including certain groups) shall acquire, or propose to acquire, beneficial ownership of more than 5% of our outstanding ordinary shares other than as publicly disclosed in a filing with the Securities and Exchange Commission prior to August 17, 2004, (2) no person or group which has made such a filing prior to August 17, 2004 shall acquire, or propose to acquire, an additional 2% or more of any class of our outstanding ordinary shares, or (3) no new group shall have been formed that beneficially owns more than 5% of any class of our outstanding ordinary shares.

•	No material adverse change in our and our subsidiaries’ business, condition (financial or otherwise), assets, income, operations or prospects, shall have occurred or been threatened.

The offer is subject to a number of other conditions described in greater detail in Section 6.

FOLLOWING THE OFFER, WILL QUINSA CONTINUE AS A PUBLIC COMPANY?

We do not expect that completion of the offer in accordance with its conditions will cause Quinsa to be delisted from the New York Stock Exchange or the Luxembourg Stock Exchange or to stop being subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. See Section 2.

HOW DO I TENDER MY ADSs?

To tender your ADSs, prior to 10:00 a.m., New York City time (which is 4:00 p.m. Luxembourg time), on Thursday, September 16, 2004, unless the offer is extended:

•	you must deliver your ADRs evidencing your ADSs (unless you plan to cause the ADSs to be delivered by book-entry transfer to the ADS Tender Agent’s account at The Depository Trust Company and are able to comply with any deadlines earlier than the expiration of the offer that may be imposed by the Book-Entry Transfer Facility) and a properly completed and duly executed ADS Letter of Transmittal to The Bank of New York, the ADS Tender Agent, at the address appearing on the back cover page of this Offer to Purchase; or

•	the ADS Tender Agent must receive a confirmation of receipt of your ADSs by book-entry transfer and a properly completed and duly executed ADS Letter of Transmittal or an agent’s message, in the case of a book-entry transfer; or

•	you must comply with the guaranteed delivery procedure outlined in Section 3.

If you wish to maximize the chance that your ADSs will be purchased by us, you should check the box in the section of the ADS Letter of Transmittal captioned “ADSs Tendered at Price Determined Pursuant to the Offer”. Note that this election could result in your ADSs being purchased at the minimum price of $16.00 per ADS, which equals twice the $8.00 minimum purchase price per Class B share. You may also contact the Information Agent or the Dealer Manager or your broker for assistance. See Section 1, Section 3 and the instructions to the ADS Letter of Transmittal.

HOW DO I TENDER MY CLASS B SHARES?

To tender your Class B shares, prior to 4:00 p.m. Luxembourg time (which is 10:00 a.m., New York City time), on Thursday, September 16, 2004, unless the offer is extended:

•	if your Class B shares are registered in your name on our share registry, you must deliver a properly completed and duly executed Share Letter of Transmittal to Dexia Banque Internationale à Luxembourg, the Share Tender Agent, at the address appearing on the back cover of this Offer to Purchase. You do not have to submit share certificates or other written confirmation of your registered ownership of your tendered shares in order to validly tender your shares. We will confirm the share ownership of each holder that tenders registered shares by examining our share register and the notations in the share register will determine legal ownership of our Class B shares. Nevertheless, we suggest that you deliver to the Share Tender Agent any share certificates or other written confirmation of your ownership of your Class B shares that you may have and that you indicate in the appropriate places in the Share Letter of Transmittal whether you have any share certificates or other written confirmation of your registered ownership and, whether you are submitting those documents with your Share Letter of Transmittal; or

•	if you hold your Class B shares in the form of bearer share certificate(s), you must deliver the bearer share certificate(s) and a properly completed and duly executed Share Letter of Transmittal to the Share Tender Agent, at the address appearing on the back cover of this Offer to Purchase; or

•	if your Class B shares are held in a Clearing System, you should contact the financial institution through which you hold your shares and instruct that financial institution to take appropriate steps to (1) complete and sign or have completed and signed the Share Letter of Transmittal according to its instructions and deliver or cause the completed and signed Share Letter of Transmittal to be delivered to the Share Transfer Agent at its address set forth on the back cover of this Offer to Purchase, and (2) block or cause the blocking of your tendered Class B shares within the Clearing System and (3) transfer or cause the transfer to the Share Tender Agent, after the Expiration Date, of your tendered Class B shares that we purchase pursuant to the offer.

If you wish to maximize the chance that your Class B shares will be purchased by us, you should check the box in the section of the Share Letter of Transmittal captioned “Shares Tendered at Price Determined Pursuant to the Offer”. Note that this election could result in your Class B shares being purchased at the minimum price of $8.00 per share. You may also contact the Information Agent, the Share Tender Agent, the Dealer Manager or your broker for assistance. See Section 1, Section 3 and the instructions to the Share Letter of Transmittal.

CAN I SURRENDER MY ADSs FOR CLASS B SHARES AND THEN TENDER THE CLASS B SHARES?

Yes. To surrender your ADSs for Class B shares, you must comply with the requirements of the Amended and Restated Deposit Agreement dated as of February 28, 2002, by and among the Company, The Bank of New York (as depositary under the agreement) and the holders and beneficial owners from time to time of ADRs. You should contact the ADR Division of The Bank of New York at 101 Barclay Street, 22nd Floor West, New York, New York 10286, Tel: (212) 815-2231 to determine these requirements. You must pay certain fees and charges in connection with any such surrender, including a surrender fee of a maximum of $5 per 100 ADSs surrendered (or portion thereof). To tender the Class B shares you receive following surrender of your ADSs, you must comply with all of the procedures set forth in this Offer to Purchase and the Share Letter of Transmittal. See Section 1, Section 3 and the instructions to the Share Letter of Transmittal.

CAN I CHANGE MY MIND AFTER I HAVE TENDERED CLASS B SHARES AND/OR ADSs IN THE OFFER?

Yes. You may withdraw any Class B shares and/or ADSs you have tendered at any time before the expiration of the offer, which will occur at 10:00 a.m., New York City time (which is 4:00 p.m. Luxembourg time), on Thursday, September 16, 2004, unless we extend it. If we have not accepted for payment the Class B shares and/or ADSs you have tendered to us, you may also withdraw your Class B shares and/or ADSs after Midnight, New York City time, on Thursday, October 14, 2004 (which is 6:00 a.m. Luxembourg time, on Friday, October 15, 2004). See Section 4.

HOW DO I WITHDRAW ADSs I PREVIOUSLY TENDERED?

You must deliver on a timely basis an original signed notice of your withdrawal to the ADS Tender Agent at the address appearing on the back cover page of this Offer to Purchase. Your notice of withdrawal must specify your name, the number of ADSs to be withdrawn and the name of the registered holder of such ADSs. Some additional requirements apply if the ADRs evidencing the ADSs to be withdrawn have been delivered to the ADS Tender Agent or if your ADSs have been tendered under the procedure for book-entry transfer set forth in Section 3. See Section 4.

HOW DO I WITHDRAW CLASS B SHARES I HAVE PREVIOUSLY TENDERED?

You must deliver, or cause to be delivered, on a timely basis an original signed notice of the withdrawal to the Share Tender Agent at the address appearing on the back cover page of this Offer to Purchase. Your notice of withdrawal must specify the name of the tendering holder, the number of Class B shares to be withdrawn and, if you delivered bearer certificates to the Share Tender Agent, the bearer certificate number of each share to be withdrawn. Some additional requirements apply if you delivered to the Share Tender Agent registered share certificate(s) or other written evidence of your ownership of the Class B shares to be withdrawn or if you tendered under the procedure for transfer through a Clearing System set forth in Section 3. See Section 4.

WILL YOU PURCHASE ALL OF THE TENDERED CLASS B SHARES AND ADSs?

We will purchase Class B shares (including those tendered as ADSs) from all holders who properly tender Class B shares (including those tendered as ADSs) at or below the applicable purchase price selected by us, subject to the possibility of proration. Therefore, we may not purchase all of the Class B shares (including those tendered as ADSs) that you tender even if you tender them at or below the applicable purchase price. Also, because we are not able to issue fractional Class B shares or fractional ADSs, if we are required to purchase Class B shares (including those held as ADSs) on a pro rata basis, we will determine the number of Class B shares or ADSs to purchase from each tendering holder by rounding down to the nearest whole Class B share or whole ADS, as applicable, the number of Class B shares or ADSs that we otherwise would purchase from that holder. See Section 1.

HAS QUINSA OR ITS BOARD OF DIRECTORS ADOPTED A POSITION ON THE OFFER?

Our Board of Directors has approved the offer. However, neither we nor our Board of Directors nor the Dealer Manager nor any other agent acting on our behalf make any recommendation to you as to whether you should tender or refrain from tendering your Class B shares or ADSs or as to the purchase price or prices at which you may choose to tender your Class B shares or ADSs. You must make your own decision as to whether to tender your Class B shares or ADSs and, if so, how many Class B shares and/or ADSs to tender and the price or prices at which your Class B shares or ADSs should be tendered. In doing so, you should read carefully the information in this Offer to Purchase and in the related Letters of Transmittal.

WILL BAC AND AMBEV PARTICIPATE IN THE OFFER?

BAC is one of our two largest shareholders. BAC owns only our Class A shares and does not own any Class B shares or ADSs. AmBev is also one of our two largest shareholders. AmBev beneficially owns 38,378,414 Class B shares (representing 64.8% of the outstanding Class B shares, net of shares held in treasury) and also owns 230,920,000 of our outstanding Class A shares (representing 36.6% of our outstanding Class A shares, net of shares held in treasury). AmBev will not tender any of its Class B shares pursuant to the offer. If we purchase all of the 8,400,000 Class B shares (including those held as ADSs) sought in the offer, after giving effect to the offer, AmBev will own approximately 75.5% of our outstanding Class B shares, approximately 39.5% of our outstanding voting securities and have approximately a 53.9% economic interest (in each case, net of shares held in treasury). BAC’s ownership of our outstanding voting securities would increase from approximately 54.1% to approximately 54.7% and BAC’s economic interest would increase from approximately 30.5% to approximately 32.8% (in each case, net of shares held in treasury).

WILL QUINSA’S DIRECTORS AND OFFICERS TENDER CLASS B SHARES AND/OR ADSs IN THE OFFER?

Our directors and executive officers beneficially own, in the aggregate, 38,391,414 Class B shares (including those owned in the form of ADSs). Those of our directors and executive officers who own Class B shares or ADSs have advised us that they do not intend to tender any Class B shares and/or ADSs in the offer. See Section 10.

IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT MY CLASS B SHARES AND/OR ADSs?

Stockholders who choose not to tender will own a greater percentage interest in our outstanding Class B shares (including those held as ADSs) following the consummation of the offer. Our purchase of Class B shares (including those tendered as ADSs) pursuant to the offer will reduce the aggregate number of Class B shares that are publicly traded in the form of shares and ADSs from 20,856,055 to 12,456,055 calculated as of August 13, 2004. Therefore, after the offer, there may be less active public trading in our Class B shares and ADSs. However, we do not expect the offer to result in the delisting of our Class B shares from the LSE or the delisting of our ADSs from the NYSE. See Section 2.

WHEN AND HOW WILL QUINSA PAY FOR THE CLASS B SHARES AND/OR ADSs I TENDER?

We will pay the purchase price for the Class B shares (including those tendered as ADSs) we purchase, net in cash in U.S. dollars, without interest, promptly after the expiration of the offer and the acceptance of the Class B shares (including those tendered as ADSs) for payment. We will pay for the Class B shares tendered in the form of shares and accepted for purchase by depositing the aggregate purchase price for the Class B shares with Dexia Banque Internationale à Luxembourg, the Share Tender Agent for the offer promptly after the expiration of the offer. We will pay for the Class B shares tendered in the form of ADSs and accepted for purchase by depositing the aggregate purchase price for the ADSs with The Bank of New York, the ADS Tender Agent for the offer promptly after the expiration of the offer. The Share Tender Agent and the ADS Tender Agent will act as your agents and will transmit to you the payment for all of your Class B shares (including those tendered as ADSs) accepted for payment. See Section 5.

WHAT IS THE RECENT MARKET PRICE FOR THE CLASS B SHARES AND ADSs?

On August 17, 2004, the last full trading day before announcement of the offer, the last reported sale price on the LSE for our Class B shares was $8.30 per Class B share and the last reported sale price per ADS on the NYSE was $16.56 per ADS. You are urged to obtain current market quotations for the Class B shares and ADSs. See Section 7.

WILL I HAVE TO PAY BROKERAGE FEES AND COMMISSIONS IF I TENDER MY CLASS B SHARES AND/OR ADSs?

If you hold your Class B shares and/or ADSs registered in your own name and you tender your Class B shares and/or ADSs directly to the Share Tender Agent or the ADS Tender Agent, respectively, you will not be obligated to pay brokerage commissions or solicitation fees on our purchases of your Class B shares and/or ADSs. If you hold your Class B shares and/or ADSs through a broker, bank, financial institution or other nominee and your broker tenders Class B shares and/or ADSs on your behalf, your broker, bank, financial institution or nominee may charge you a fee for doing so. We urge to consult your broker, bank, financial institution or nominee to determine whether any charges will apply. See Section 5.

WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IF I TENDER MY CLASS B SHARES AND/OR ADSs?

Generally, if you are a United States holder you will be subject to United States federal income taxation when you receive cash from us in exchange for the Class B shares and/or ADSs you tender. The receipt of cash for your tendered Class B shares and/or ADSs will generally be treated for United States federal income tax purposes either as (1) a sale or exchange eligible for capital gain or loss treatment or (2) a dividend. See Section 12.

WHAT ARE THE LUXEMBOURG INCOME TAX CONSEQUENCES IF I TENDER MY CLASS B SHARES AND/OR ADSs?

If you are a resident of Luxembourg, you may be subject to Luxembourg income taxation on part of the cash you receive from us in exchange for the Class B shares and/or ADSs you tender. The receipt of cash for the holder’s tendered Class B shares and/or ADSs will generally be treated for Luxembourg income tax purposes either as (1) a sale eligible for capital gain or loss treatment, or (2) income from securities. If you are a non-resident of Luxembourg, you may, in certain circumstances, be subject to Luxembourg income taxation on part of the cash you receive from us in exchange for the Class B shares and/or ADSs you tender. See Section 13.

WILL I HAVE TO PAY STOCK TRANSFER TAX IF I TENDER MY ADSs?

If you instruct the ADS Tender Agent in the ADS Letter of Transmittal to make the payment for the ADSs to the registered ADS holder, you will not incur any stock transfer tax. See Section 5.

WILL I HAVE TO PAY STOCK TRANSFER TAX OR DUTIES IF I TENDER MY CLASS B SHARES?

You will not incur any Luxembourg stock transfer tax, capital duty or stamp duty on the purchase by us of your Class B shares tendered in the offer. See Section 13.

WHO CAN I TALK TO IF I HAVE QUESTIONS?

The Information Agent, the Dealer Manager and the Share Tender Agent can help answer your questions. The Information Agent is D.F. King & Co., Inc., the Dealer Manager is UBS Securities LLC and the Share Tender Agent is Dexia Banque Internationale à Luxembourg. Their contact information is set forth on the back cover page of this Offer to Purchase.

Forward-looking statements

This Offer to Purchase, the documents incorporated by reference and the documents to which we refer you contain statements that are not historical facts and constitute projections, forecasts or forward-looking statements. Words such as “estimate”, “project”, “plan”, “believe”, “expect”, “anticipate”, “intend”, “planned”, “potential” “should”, “may” and similar expressions may identify forward-looking statements. These forward-looking statements involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Accordingly, our future performance and results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results:

•	uncertainties relating to political and economic conditions in Argentina and the other emerging market countries of Latin America where we conduct our business;

•	the rate of inflation and exchange rate risks, particularly, increases in the exchange rate;

•	restrictions on the ability to exchange local currencies in the markets where we do business into hard currencies;

•	the devaluation of the Argentine peso and other local currencies of the countries where we conduct our business;

•	the adoption of a restrictive currency transfer policy in the countries where we conduct our business;

•	the nature and extent of future competition in our principal markets; and

•	the factors discussed under the section captioned “Risk Factors” beginning on page 9 of our Annual Report on Form 20-F for the year ended December 31, 2003.

Please refer to our Annual Report on Form 20-F for the year ended December 31, 2003, as well as our other filings with the Securities and Exchange Commission (“the Commission”), for a more detailed discussion of these risks and uncertainties and other factors. Due to extensive and rapid changes in laws as well as economic and business conditions in Argentina, it is difficult to predict the impact of such changes on our financial condition. You should not place undue reliance on such statements, which speak only as of the date that they were made. Our independent public accountants have not examined or compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. We do not undertake any obligation to release publicly any update or revisions to forward-looking statements contained in this Offer to Purchase to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

Introduction

TO THE HOLDERS OF OUR CLASS B SHARES AND ADSs:

We invite our stockholders to tender Class B shares and ADSs for purchase by us. Upon the terms and subject to the conditions set forth in this Offer to Purchase, in the related ADS Letter of Transmittal and in the related Share Letter of Transmittal (the ADS Letter of Transmittal and the Share Letter of Transmittal, together, the “Letters of Transmittal”, which collectively, with the Offer to Purchase, as they may be amended and supplemented from time to time, constitute the offer), we are offering to purchase up to 8,400,000 Class B shares (including Class B shares held as ADSs) for a purchase price not greater than $9.50 per Class B Share, net to the seller in cash, without interest. Since each of our ADSs represents two Class B shares, we will treat each tender of an ADS as a tender of the two underlying Class B shares and, upon the terms and subject to the conditions of the offer, we will purchase each ADS tendered in the offer at a purchase price equal to twice the purchase price that we select for the Class B shares. Each of our ADSs is evidenced by an ADR executed and delivered by The Bank of New York, pursuant to that certain Amended and Restated Deposit Agreement dated as of February 28, 2002, by and among the Company, the Bank of New York (as depositary for the ADSs) and the holders and beneficial owners from time to time of ADRs (the “Deposit Agreement”). The Bank of New York is also the ADS Tender Agent in connection with this offer.

The offer will expire at 10:00 a.m., New York City time (which is 4:00 p.m. Luxembourg time), on Thursday, September 16, 2004, unless extended (such date and time, as the same may be extended, the “Expiration Date”). We may, in our sole discretion, extend the period of time in which the offer will remain open.

We will select the lowest purchase price per Class B share that will allow us to purchase up to 8,400,000 Class B shares (including those tendered as ADSs) or, if a lesser number of Class B shares (including those tendered as ADSs) are properly tendered, all Class B shares (including those tendered as ADSs) that are properly tendered and not withdrawn. All Class B Shares acquired in the offer will be acquired at the same price, regardless of whether a holder of Class B shares tendered at a lower price per underlying Class B share than the purchase price that we select for the Class B shares. All ADSs acquired in the offer will be acquired at the same price, and that price will be twice the Class B share purchase price that we select, regardless of whether a holder of ADSs tendered the Class B shares represented by the ADSs at a lower price than the purchase price we select for the Class B shares. However, because of the proration provisions described in this Offer to Purchase, all of the Class B shares and ADSs tendered at or below the selected purchase price may not be purchased if more than the number of Class B shares (including those tendered as ADSs) we seek are properly tendered at or below the selected price. Class B shares and ADSs that are delivered to us but that are not purchased in the offer will be returned to the tendering stockholders at our expense promptly after the expiration of the offer. See Section 1. We reserve the right, in our sole discretion, to purchase additional Class B shares (including those tendered as ADSs), subject to applicable legal requirements. See Section 1.

Holders of ADSs must complete the section of the ADS Letter of Transmittal relating to the price at which they are tendering ADSs in order to properly tender ADSs. Holders of Class B shares must complete the section of the Share Letter of Transmittal relating to the price at which they are tendering Class B shares in order to properly tender Class B shares.

Tendering stockholders who hold Class B shares and/or ADSs registered in their own name and who tender their Class B shares directly to the Share Tender Agent and/or tender their ADSs directly to the ADS Tender Agent will not be obligated to pay brokerage commissions, solicitation fees and/or, subject to the instructions to the ADSs Letter of Transmittal, stock transfer taxes on our purchase of Class B shares (including those tendered as ADSs) pursuant to the offer. Stockholders holding Class B shares and/or ADSs through brokers, dealers, commercial banks, trust companies, financial institutions or other nominees should consult such persons to determine whether transaction costs apply. We will pay all charges and expenses of the ADS Tender Agent, the Share Tender Agent and the Information Agent incurred in connection with the offer.

The offer is not conditioned upon any minimum number of Class B shares and/or ADSs being tendered. The offer is, however, subject to certain other conditions. See Section 6.

Our Board of Directors has approved this offer. However, neither we nor our Board of Directors nor the Dealer Manager nor any other agent acting on our behalf make any recommendation to you as to whether you should tender or refrain from tendering your Class B shares or ADSs or as to the purchase price or purchase prices at which you may choose to tender your Class B shares or ADSs. You must make your own decision as to whether to tender your Class B shares or ADSs and, if so, how many Class B shares or ADSs to tender and the price or prices at which to tender your Class B shares or ADSs. In so doing, you should read carefully the information in this offer to purchase and in the related Letters of Transmittal, including our reasons for making the offer. See Section 2. BAC, one of our two largest shareholders, does not own any Class B shares or ADSs. AmBev, one of our two largest shareholders, will not tender any Class B shares or ADSs pursuant to this offer. Those of our directors and executive officers who own Class B shares or ADSs have advised us that they do not intend to tender any of their Class B shares or ADSs in this offer.

If, at the Expiration Date more than 8,400,000 Class B shares (including those tendered as ADSs), or such greater number of Class B shares (including those tendered as ADSs) as we may elect to purchase, subject to applicable law, are properly tendered at or below the relevant purchase price and not properly withdrawn, we will buy Class B shares (including those tendered as ADSs) on a pro rata basis from all holders who properly tender Class B shares (including those tendered as ADSs) at or below the relevant purchase price. Therefore, we may not purchase all of the Class B shares (including those tendered as ADSs) tendered pursuant to the offer even if the Class B shares (including those tendered as ADSs) are tendered at or below the relevant purchase price. See Section 1.

We are not able to issue fractional shares or fractional ADSs. Therefore, if, as a result of the proration described above, a holder would be entitled to sell pursuant to the offer a fraction of a Class B share or a fraction of an ADS, we will round down to the nearest whole Class B share or whole ADS to determine how many Class B shares or ADSs to purchase from that holder. See Section 1.

We will pay the purchase price for the Class B shares (including those tendered as ADSs) that we purchase in U.S. dollars, net to the tendering stockholders in cash, without interest. Tendering stockholders who hold Class B shares or ADSs registered in their own name and who tender their Class B shares directly to the Share Tender Agent and/or their ADSs directly to the ADS Tender Agent will not be obligated to pay brokerage commissions, solicitation fees or, subject to Instruction 7 of the related ADS Letter of Transmittal, stock transfer taxes on our purchase of Class B shares and/or ADSs pursuant to the offer. Stockholders holding Class B shares and/or ADSs through brokers, dealers, commercial banks, trust companies, financial institutions or other nominees are urged to consult such persons to determine whether transaction costs apply. Also, any payments made with respect to the offer made within the United States or through certain United States related financial intermediaries may be subject to federal income tax backup withholding of 28% of such payment if you fail to complete, sign and return to the ADS Tender Agent the Substitute Form W-9 included with the ADS Letter of Transmittal (or such other IRS form as may be applicable) or otherwise establish that you are exempt from backup withholding. See Section 3. Also see Sections 12 and 13, respectively, regarding certain United States income tax and Luxembourg income tax consequences of the offer.

As of August 13, 2004, we had issued and outstanding 59,234,469 Class B shares (including Class B shares held as ADSs), net of shares held in treasury. As of that date, 30,612,764 of our Class B shares were held in the form of ADSs, net of shares held in treasury. The 8,400,000 Class B shares (including Class B shares held as ADSs) that we are offering to purchase represent approximately 14.2% of the Class B shares then outstanding, net of shares held in treasury, and 40.3% of our outstanding Class B shares, after excluding those held by AmBev and shares held in treasury. On August 17, 2004, the last full trading day on the NYSE and the LSE prior to announcement of the offer, the last reported sale price of the Class B shares on the LSE was $8.30 per share and the last reported sale price of the ADSs on the NYSE was $16.56 per ADS. See Section 7. Stockholders are urged to obtain current market quotations for the Class B shares and ADSs.

The offer

1.	NUMBER OF SHARES; PRORATION.

General. Upon the terms and subject to the conditions of the offer, we will purchase up to 8,400,000 Class B shares (including those tendered as ADSs), or such lesser number of Class B shares as are properly tendered and not properly withdrawn in accordance with Section 4, before the Expiration Date of the offer at a purchase price not greater than $9.50 nor less than $8.00 per Class B share, net to the seller in cash, without interest. You may tender your Class B shares in the form of either shares or ADSs. Since each ADS represents two Class B shares, we will treat each tender of an ADS as a tender of the two underlying Class B shares and, upon the terms and subject to the conditions of the offer, we will purchase each ADS that we purchase in the offer at a purchase price equal to twice the purchase price that we select for the Class B shares.

See Section 14 for a description of our right to extend, delay, terminate or amend the offer. We expressly reserve the right, in our sole discretion, to purchase additional Class B shares (including those tendered as ADSs) subject to applicable legal requirements.

If the offer is over-subscribed as described below, Class B shares (including those tendered as ADSs) tendered at or below the relevant purchase price will be subject to proration. The proration period and withdrawal rights expire on the Expiration Date.

If we:

•	increase the price to be paid for Class B shares above $9.50 per share or decrease the price to be paid for Class B shares below $8.00 per share, or

•	increase the number of Class B shares (including those held as ADSs) being sought in the offer and such increase in the number of Class B shares being sought exceeds 2% of our outstanding Class B shares (including those held as ADSs), or

•	decrease the number of Class B shares (including those held as ADSs) being sought, and the offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day (as defined below) from, and including, the date that announcement of any such increase or decrease is first published, sent or given in the manner specified in Section 14, the offer will be extended until the expiration of such period of ten business days. A “business day” means any day other than a Saturday, Sunday or United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.

THE OFFER IS NOT CONDITIONED ON THE TENDER OF ANY MINIMUM NUMBER OF CLASS B SHARES AND/ OR ADSs BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 6.

In accordance with Instruction 4 of the Share Letter of Transmittal and in accordance with Instruction 5 of the ADS Letter of Transmittal, stockholders and ADS holders desiring to tender Class B shares and/or ADSs, must specify the price, not greater than $9.50 nor less than $8.00 per Class B share, at which they are willing to sell their Class B shares and/or the Class B shares represented by their ADSs to us in the offer. Alternatively, stockholders desiring to tender Class B shares and/or the Class B shares represented by their ADSs can choose to not specify a price and, instead, specify that they will sell their Class B shares and/or the Class B shares represented by their ADSs at the purchase prices ultimately paid for Class B shares and ADSs purchased in the Offer. This could result in the tendering stockholder receiving a price per Class B share as low as $8.00 and a price per ADS as low as $16.00 (or twice the minimum price for a Class B share). If tendering stockholders wish to maximize the chance that their Class B shares tendered as shares will be purchased, they should check the box in the section of the Share Letter of Transmittal captioned “Shares Tendered at Price Determined Pursuant to the Offer”. If tendering ADS holders wish to maximize the chance that their ADSs will be purchased, they should check the box in the section of the ADS Letter of Transmittal captioned “ADSs Tendered at a Price Determined Pursuant to the Offer”.

The offer

Promptly following the Expiration Date, we will, at our sole discretion, determine the purchase price that we will pay for each Class B share (including those tendered as ADSs) properly tendered and not properly withdrawn, taking into account the number of Class B shares tendered (including those tendered as ADSs) and the prices specified by tendering stockholders and ADS holders. We will select the lowest purchase price that will allow us to purchase 8,400,000 Class B shares (including those tendered as ADSs) or, if a lesser number of Class B shares (including those tendered as ADSs) are properly tendered, all Class B shares (including those tendered as ADSs) that are properly tendered and not withdrawn. Class B shares and ADSs properly tendered pursuant to the offer at or below the relevant purchase price and not properly withdrawn will be purchased by us at the relevant purchase price, upon the terms and subject to the conditions of the offer, including the proration provisions.

All Class B shares (including those tendered as ADSs) tendered and delivered to us but not purchased pursuant to the offer, including Class B shares and ADSs tendered at prices in excess of the relevant purchase price and Class B shares and ADSs not purchased because of proration, will be returned to the tendering holders at our expense. In the case of registered Class B shares, we will return to the tendering holders any stock certificates or other written evidence of share ownership that were delivered to the Share Tender Agent and that relate to the shares not purchased in the offer or issue new share certificates representing the shares not purchased. We will also take any actions that may be necessary to cause our share register to reflect the fact that registered shares not purchased in the offer continue to be owned by the tendering holder. In the case of bearer shares tendered, we will return to the tendering holder the bearer share certificates, or issue new bearer share certificates, representing the shares not purchased. In the case of shares that were tendered through a Clearing System, as the unpurchased shares will not be transferred to the Share Tender Agent, but will be blocked in the Clearing System, we will cause the Share Tender Agent to take any actions required to be taken by it to permit the removal of the block on the unpurchased shares. We also suggest that holders contact the financial institution through which they hold their shares to determine what actions, if any, the financial institution may need to take to assure the removal of the block on the unpurchased shares. In the case of ADSs, we will return to the tendering holders ADRs evidencing the returned ADSs or, in the case of ADSs delivered by book-entry transfer, the returned ADSs will be credited to the account at the Book-Entry Transfer Facility from which the transfer had previously been made. By following the instructions to the Letters of Transmittal, stockholders can specify one minimum price for a specified portion of their Class B shares or ADSs and a different minimum price for other specified Class B shares or ADSs, but a separate Share Letter of Transmittal must be submitted for Class B shares tendered at each price and a separate ADS Letter of Transmittal must be submitted for ADSs tendered at each price.

If the number of Class B shares (including those tendered as ADSs) properly tendered at or below the relevant purchase price and not properly withdrawn prior to the Expiration Date is less than or equal to 8,400,000 Class B shares (including those tendered as ADSs), or such greater number of Class B shares (including those tendered as ADSs) as we may elect to purchase, subject to applicable law, we will, upon the terms and subject to the conditions of the offer, purchase all Class B shares tendered at or below the relevant purchase price (including those tendered as ADSs) at the relevant purchase price.

Upon the terms and subject to the conditions of the offer, if more than 8,400,000 Class B shares (including those tendered as ADSs), or such greater number of Class B shares (including those tendered as ADSs) as we may elect to purchase, subject to applicable law, have been properly tendered at prices at or below the relevant purchase price selected by us and not properly withdrawn, we will purchase properly tendered Class B shares (including those tendered as ADSs) on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares or ADSs, as described below. Therefore, all of the Class B shares and/or ADSs that a stockholder tenders in the offer may not be purchased even if they are tendered at prices at or below the relevant purchase price.

Also, because we are not able to issue fractional Class B shares or fractional ADSs, if we are required to purchase Class B shares and/or ADSs on a pro rata basis, we will determine the number of Class B shares

The offer

or ADSs to purchase from each tendering holder by rounding down to the nearest whole share or whole ADS, as applicable, the number of Class B shares or ADSs calculated pursuant to the proration.

A holder of ADSs may surrender their ADSs for Class B shares and tender those Class B shares in the offer. To surrender ADSs for the underlying Class B shares, the ADS holder must comply with the requirements of the Amended and Restated Deposit Agreement dated as of February 28, 2002, by and among the Company, the Bank of New York (as depositary) and the holders from time to time of ADRs (which evidence the ADSs) (the “Deposit Agreement”). The requirements for surrendering ADSs for Class B shares include, among other things, payment of a surrender fee of a maximum of $5 per 100 ADSs surrendered (or portion thereof), all taxes, governmental charges, stock transfer fees and registration fees payable in connection with the surrender of the ADR(s) evidencing the ADSs and the withdrawal of the Class B shares. Also, The Bank of New York, as depositary under the Deposit Agreement, may require, among other things, the ADR(s) surrendered in exchange for Class B shares to be properly endorsed in blank or accompanied by proper instruments of transfer in blank. ADS holders wishing to surrender their ADSs for Class B shares are urged to contact the ADR Division of The Bank of New York at 101 Barclay Street, 22nd Floor West, New York, New York 10286, Tel: (212) 815-2231 immediately to determine what steps need to be taken in order to complete the surrender in a timely manner to permit the Class B shares received to be properly tendered pursuant to the offer.

Proration. If proration of tendered Class B shares (including those tendered as ADSs) is required, we will determine the proration factor promptly following the Expiration Date. Proration for each tendering stockholder tendering Class B shares and/or ADSs will be based on the ratio of the number of Class B shares (including those tendered as ADSs) properly tendered by such tendering holder at or below the relevant purchase price and not properly withdrawn to the total number of Class B shares (including those tendered as ADSs) properly tendered, and not properly withdrawn by all stockholders who tendered at or below the relevant purchase price. For the purposes of proration, each ADS properly tendered and not properly withdrawn will count as a tender of two Class B shares. Because of the difficulty in determining the number of Class B shares and ADSs properly tendered, including ADSs tendered by guaranteed delivery procedures, as described in Section 3, and not properly withdrawn, we do not expect that we will be able to announce the final proration factor or commence payment for any Class B shares and/or ADSs purchased pursuant to the offer until approximately five to seven business days after the Expiration Date. The preliminary results of any proration will be announced by press release promptly after the Expiration Date. Stockholders may obtain preliminary proration information from the Information Agent or the Dealer Manager and may be able to obtain such information from their brokers.

As described in Sections 12 and 13, the number of Class B shares and/or ADSs that we will purchase from a stockholder pursuant to the offer may affect the United States federal income tax and Luxembourg income tax consequences to that stockholder and, therefore, may be relevant to a stockholder’s decision whether or not to tender Class B shares and/or ADSs.

This Offer to Purchase and the related ADS Letter of Transmittal will be mailed to record holders of ADSs and will be furnished to brokers, dealers, commercial banks and trust companies whose names appear in our list of ADS holders or, if applicable who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of ADSs. This Offer to Purchase and the related Share Letter of Transmittal will be provided to the Share Tender Agent and will be distributed electronically to participants in the Clearing Systems. Holders of Class B shares can obtain copies of these documents by contacting the Share Tender Agent at the address and telephone number set forth on the back cover page of this Offer to Purchase.

2.	PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER.

Purpose of the Offer. After a thorough evaluation of our expected capital needs, financial condition, strategies and possible alternative uses of our available cash and borrowing capacity, our Board of Directors determined that a repurchase up to 8,400,000 of our Class B shares (including those held as ADSs) at a purchase price per Class B share of between $8.00 and $9.50 (or between $16.00 and $19.00

The offer

per ADS) through a tender offer would be a desirable use of a portion of our cash and borrowing capacity. Our Board of Directors concluded that, given the recent reduced liquidity in the trading markets for our Class B shares and ADSs, such a repurchase would be an efficient way to provide stockholders with an alternative to open market sales to sell their Class B shares and/or ADSs. In addition, the offer permits stockholders who elect not to tender to retain a greater percentage ownership following the offer and thus in our future earnings and assets and bear the attendant risks associated with owning our Class B shares and ADSs.

This offer is consistent with our history of repurchasing shares as a means of increasing stockholder value. During 2003, on the basis of a prior authorization by the general meeting of stockholders, our Board of Directors authorized, and we implemented, several stock repurchase programs. Under these programs in 2003, we purchased 2,811,078 Class A shares and 5,048,200 Class B shares at an average price per share of US$0.75 per Class A share and US$7.82 per Class B share. The purchases were made in open market purchase transactions. On March 26, 2004, our Board of Directors approved another series of repurchases. Specifically the Board authorized us to purchase shares for an additional aggregate dollar amount of up to US$50 million. During the period from January 1, 2004, to July 29, 2004, we purchased 2,396,702 Class A shares and 3,790,522 Class B shares, having an aggregate purchase price of US$36.4 million and an average price per share of US$0.96 per Class A share and US$8.99 per Class B share. Under these programs, during the period November 2003 to June 2004, we purchased 4,319,361 ADSs, having an aggregate purchase price of approximately US$72.1 million and an average price of US$16.70 per ADS. On July 13, 2004, we purchased a further 100,000 ADSs for US$1,490,000 at an average price of US$14.90 per ADS.

Our Board of Directors has approved this offer. However, neither we nor our Board of Directors nor the Dealer Manager nor any other agent acting on our behalf make any recommendation to you as to whether you should tender or refrain from tendering your Class B shares or ADSs or as to the purchase price or purchase prices at which you may choose to tender your Class B shares or ADSs. You must make your own decision as to whether to tender your Class B shares or ADSs and, if so, how many Class B shares or ADSs to tender and the price or prices at which your Class B shares or ADSs should be tendered. In doing so, you should read carefully the information in this Offer to Purchase and in the related Letters of Transmittal. BAC, one of our two largest shareholders, does not own any Class B shares or ADSs. AmBev, one of our two largest shareholders, will not tender any Class B shares or ADSs pursuant to this offer. Those of our directors and executive officers who own Class B shares or ADSs have advised us that they do not intend to tender any of their Class B shares or ADSs in this offer. See Section 10.

Certain Effects of the Offer. The offer will reduce the number of Class B shares and ADSs that might otherwise trade publicly and may reduce the number of our stockholders. These reductions may reduce the volume of trading in our Class B shares and ADSs and may result in lower stock prices and reduced liquidity in the trading of our Class B shares and ADSs following completion of the offer. As of August 14, 2004, we had issued and outstanding 59,234,469 Class B shares (including Class B shares represented by ADSs), net of shares held in treasury. As of that date, BAC, one of our two largest shareholders, held no Class B shares or ADSs, and AmBev, one of our two largest shareholders, held approximately 64.8% of the outstanding Class B shares, net of shares held in treasury. The 8,400,000 Class B shares (including those represented by ADSs) that we are offering to purchase pursuant to the offer represent approximately 14.2% of the Class B shares outstanding as of that date, net of shares held in treasury (and approximately 40.3% of the outstanding Class B shares, after excluding those held by AmBev and shares held in treasury). Stockholders may be able to sell non-tendered Class B shares and ADSs in the future on the NYSE, the LSE or otherwise, at a net price higher or lower than the relevant purchase price in the offer. We can give no assurance, however, as to the price at which a stockholder may be able to sell such Class B shares or ADSs in the future.

Based on the published guidelines of the NYSE and the LSE and on the conditions of the offer, we do not expect that our purchase of 8,400,000 Class B shares (including those tendered as ADSs) pursuant to the offer will result in delisting of the remaining ADSs on the NYSE or the remaining Class B shares on the

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LSE. The Class B shares and ADSs are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires, among other things, that we furnish certain information to our stockholders and the Commission. We do not expect that our purchase of Class B shares and/or ADSs pursuant to the offer will result in the Class B shares or ADSs becoming eligible for termination of registration under the Exchange Act.

Upon the completion of the offer, non-tendering stockholders will realize a proportionate increase in their relative ownership interest in the Company. In particular, the offer would increase the proportional holdings of certain significant stockholders and of our directors and executive officers, who have advised us that they do not intend to tender any of their Class B shares or ADSs in the offer. BAC does not own any Class B shares or ADSs. AmBev owns 38,378,414 Class B shares (representing approximately 64.8% of our total outstanding Class B shares, net of shares held in treasury). If pursuant to the offer we are able to purchase 8,400,000 Class B shares (including those tendered as ADSs), then following the offer, (1) BAC will continue to own 373,520,000 Class A shares, but BAC’s percentage interest in our voting securities would increase from approximately 54.1% to approximately 54.7% and BAC’s economic interest would increase from approximately 30.5% to approximately 32.8% and (2) AmBev would own 38,378,414 Class B shares (representing approximately 75.5% of our then outstanding Class B shares) and, taking into account its Class A shares, AmBev would own approximately 39.5% of our then outstanding voting shares and would have approximately a 53.9% economic interest, in each case, net of shares held in treasury.

We currently intend to retire and/or hold as treasury shares the Class B shares (including those held as ADSs) purchased pursuant to the offer. Shares held by the Company as treasury shares do not carry any voting rights.

We may, in the future, decide to purchase Class A and/or Class B shares (including shares held as ADSs). Any such purchases may be on the same terms as, or on terms that are more or less favorable to stockholders than, the terms of the offer. Any such purchases may be made in open market transactions, tender offers, privately negotiated transactions or otherwise. Rule 13e-4 under the Exchange Act, however, prohibits us and our affiliates from purchasing any Class B shares (including Class B shares held as ADSs), other than pursuant to the offer, until at least ten business days after the Expiration Date.

The ADSs are currently “margin securities” under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit on the collateral of the ADSs. We believe that, following the repurchase of Class B shares (including those held as ADSs) pursuant to the offer, the ADSs will continue to be margin securities for purposes of the Federal Reserve Board’s margin regulations.

Except as otherwise disclosed in this Offer to Purchase and in our Annual Report on Form 20-F for the year ended December 31, 2003, we currently have no plans, proposals or negotiations underway that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our or any of our subsidiaries’ assets;

•	any material change in our present dividend rate or policy, our indebtedness or our capitalization;

•	any change in our present board of directors or management, including but not limited to any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer;

•	any other material change in our corporate structure or business;

•	any class of our equity securities ceasing to be authorized to be quoted on the NYSE or LSE;

•	any class of our equity securities becoming eligible for termination of registration under Section 12(g) of the Exchange Act;

•	the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

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•	the acquisition or disposition by any person of additional securities of us, or the disposition of our securities; or

•	any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of us.

Notwithstanding the foregoing, we reserve the right to change our plans and intentions at any time, as we deem appropriate.

3.	PROCEDURES FOR TENDERING SHARES AND ADSs.

Proper Tender of ADSs. For ADSs to be tendered properly pursuant to the offer:

•	the ADRs evidencing the ADSs, or confirmation of receipt of the ADSs under the procedure for book-entry transfer set forth below, together with a properly completed and duly executed ADS Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other documents required by the ADS Letter of Transmittal, must be received before 10:00 a.m., New York City time (which is 4:00 p.m. Luxembourg time), in each case by the Expiration Date by the ADS Tender Agent at one of its addresses set forth on the back cover page of this document; or

•	the tendering ADS holder must comply with the guaranteed delivery procedures set forth below.

Notwithstanding any other provisions hereof, payment for ADSs tendered and accepted for payment pursuant to the offer will be made only after timely receipt by the ADS Tender Agent of ADRs evidencing such ADSs (or a timely confirmation of a book-entry transfer of such ADSs into the ADS Tender Agent’s account at the Book-Entry Transfer Facility, as defined below), a properly completed and duly executed ADS Letter of Transmittal (or facsimile thereof bearing an original signature) with any required signature guarantees, or an Agent’s Message in connection with book-entry delivery, and any other documents required by the ADS Letter of Transmittal.

IN ACCORDANCE WITH INSTRUCTION 5 OF THE ADS LETTER OF TRANSMITTAL, EACH ADS HOLDER DESIRING TO TENDER ADSs PURSUANT TO THE OFFER MUST EITHER (1) CHECK THE BOX IN THE SECTION OF THE ADS LETTER OF TRANSMITTAL CAPTIONED “ADSs TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER” OR (2) CHECK ONE OF THE BOXES IN THE SECTION OF THE ADS LETTER OF TRANSMITTAL CAPTIONED “ADSs TENDERED AT PRICE DETERMINED BY ADS HOLDER” INDICATING THE PRICE (IN INCREMENTS OF $0.25 PER UNDERLYING CLASS B SHARE, EQUIVALENT TO $0.50 PER ADS) AT WHICH ADSs ARE BEING TENDERED.

If tendering ADS holders wish to maximize the chance that their ADSs will be purchased, they should check the box in the section of the ADS Letter of Transmittal captioned “ADSs Tendered at Price Determined Pursuant to the Offer”. A holder of ADSs who wishes to indicate a specific price (in increments of $0.25 per underlying Class B share, equivalent to $0.50 per ADS) at which such holder’s ADSs are being tendered must check a box under the section captioned “ADSs Tendered at Price Determined by ADS Holder”. A holder of ADSs who wishes to tender ADSs at more than one price must complete a separate ADS Letter of Transmittal for each price at which ADSs are being tendered. The same ADSs may not be tendered at more than one price unless such ADSs are previously withdrawn according to the terms of the offer.

A TENDER OF ADSs WILL BE PROPER IF, AND ONLY IF, ON THE ADS LETTER OF TRANSMITTAL EITHER THE BOX IN THE SECTION CAPTIONED “ADSs TENDERED AT PRICE DETERMINED BY THE OFFER” OR ONE OF THE BOXES IN THE SECTION CAPTIONED “ADSs TENDERED AT PRICE DETERMINED BY ADS HOLDER” IS CHECKED. HOLDERS WHO HOLD ADSs THROUGH BROKERS OR BANKS ARE URGED TO CONSULT THEIR BROKERS OR BANKS TO DETERMINE WHETHER TRANSACTION COSTS ARE APPLICABLE IF ADS HOLDERS TENDER ADSs THROUGH THE BROKERS OR BANKS.

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Book Entry Delivery for ADSs. The ADS Tender Agent will establish an account with respect to the ADSs at The Depository Trust Company (referred to as the “Book-Entry Transfer Facility”) for purposes of the offer within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make delivery of ADSs by causing the Book-Entry Transfer Facility to transfer such ADSs into the ADS Tender Agent’s account in accordance with the procedures of the Book-Entry Transfer Facility. However, although delivery of ADSs may be effected through book-entry transfer, a properly completed and duly executed ADS Letter of Transmittal together with any required signature guarantees or an Agent’s Message and any other required documents must, in any case, be received by the ADS Tender Agent at one of its addresses set forth on the back cover of this Offer to Purchase by the Expiration Date, or the guaranteed delivery procedure described below must be complied with. Delivery of the ADS Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the ADS Tender Agent.

The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the ADS Tender Agent and forming a part of the book-entry confirmation, stating that the Book-Entry Transfer Facility has received an express acknowledgment from the participant tendering ADSs through the Book-Entry Transfer Facility that the participant has received and agrees to be bound by the terms of the ADS Letter of Transmittal and that we may enforce that agreement against that participant.

Method of Delivery for ADSs. The method of delivery of all documents, including ADR(s) evidencing the ADSs, is at the election and risk of the tendering ADS holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. ADSs will be deemed delivered only when actually received by the ADS Tender Agent (including in the case of a book-entry transfer, by book-entry confirmation). In all cases, sufficient time should be allowed to ensure timely delivery.

Signature Guarantees for ADSs. Except as otherwise provided below, all signatures on the ADS Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on the ADS Letter of Transmittal need not be guaranteed if (a) the ADS Letter of Transmittal is signed by the registered holder of the ADSs tendered therewith and such holder has not completed the box captioned “Special Delivery Instructions” or captioned “Special Payment Instructions” on the ADS Letter of Transmittal or (b) such ADSs are tendered for the account of an Eligible Institution. See Instructions 1 and 6 of the ADS Letter of Transmittal. If an ADR evidencing the ADSs is registered in the name of a person other than the person executing an ADS Letter of Transmittal then the ADR(s) must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered holder appears on the ADR, with the signature guaranteed by an Eligible Institution.

Guaranteed Delivery for ADSs. If an ADS holder desires to tender ADSs pursuant to the offer and cannot deliver such ADSs and all other required documents to the ADS Tender Agent by the Expiration Date or such holder cannot complete the procedure for delivery by book-entry on a timely basis, such ADSs may nevertheless be tendered if all of the following conditions are met:

•	such tender is made by or through an Eligible Institution;

•	a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by us is received by the ADS Tender Agent (as provided below) by the Expiration Date; and

•	the ADR(s) evidencing the ADSs (or a confirmation of a book-entry transfer of such shares into the ADS Tender Agent’s account at the Book-Entry Transfer Facility), together with a properly completed and duly executed ADS Letter of Transmittal with any required signature guarantee or an Agent’s Message and any other documents required by the ADS Letter of Transmittal, are received by the ADS Tender Agent within three (3) NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

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The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the ADS Tender Agent and must include a guarantee by an Eligible Institution in the form set forth in such Notice.

Proper Tender of Shares. For Class B shares to be tendered properly pursuant to the offer, by 4:00 p.m. Luxembourg time (which is 10:00 a.m. New York City time) on the Expiration Date:

•	if the tendering holder is a registered holder of Class B shares, the Share Tender Agent must receive at its address set forth on the back cover page of this Offer to Purchase a properly completed and duly executed Share Letter of Transmittal, any other documents required by the Share Letter of Transmittal and confirmation by the Company that the tendering holder is listed in the Company’s register of shares as the registered owner of the tendered shares. Tendering holders of registered shares are not required to submit share certificates or other written confirmation of registered ownership of the tendered shares in order to make a valid tender of those shares, because the Company will confirm the tendering holder’s ownership of the tendered shares by examining the Company share register and the notations in the share register will determine legal ownership of the shares. Nevertheless, if such tendering holders do have share certificates or other written confirmation of registered ownership of the tendered shares we request that they submit those documents with the Share Letter of Transmittal;

•	if a holder is tendering Class B shares held in bearer form, the Share Tender Agent must receive at its address set forth on the back cover page of this Offer to Purchase a properly completed and duly executed Share Letter of Transmittal, any other documents required by the Share Letter of Transmittal and bearer certificates representing the tendered shares; or

•	if your Class B shares are held in a Clearing System such as Euroclear or Clearstream, Luxembourg, which we refer to as the “Clearing Systems”, you should contact the financial institution through which you hold your shares and instruct that financial institution to take appropriate steps to (1) complete and sign or have completed and signed the Share Letter of Transmittal according to its instructions and deliver or cause the completed and signed Share Letter of Transmittal to be delivered to the Share Tender Agent at its address set forth on the back cover of this Offer to Purchase and (2) block or cause the blocking of such tendered Class B shares within the Clearing System and (3) transfer or cause the transfer to the Share Tender Agent, after the Expiration Date, of the tendered Class B shares that we purchase pursuant to the offer. Such tender of Class B shares will not be valid until the Share Tender Agent receives a Share Letter of Transmittal relating to such Class B shares which is properly completed and executed and confirmation from the Clearing System that your shares have been blocked. You should consult the financial institution through which you hold your Class B shares to determine how, and by what time, you must deliver tender, blocking and transfer instructions to them.

Tendering holders who hold shares through financial institutions are urged to consult these financial institutions to determine how, and by what time and means, the holder must give instructions to that financial institution.

IN ACCORDANCE WITH INSTRUCTION 4 OF THE SHARE LETTER OF TRANSMITTAL, EACH CLASS B SHAREHOLDER DESIRING TO TENDER CLASS B SHARES PURSUANT TO THE OFFER MUST EITHER (1) CHECK THE BOX IN THE SECTION OF THE SHARE LETTER OF TRANSMITTAL CAPTIONED “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER” OR (2) CHECK ONE OF THE BOXES IN THE SECTION OF THE ADS LETTER OF TRANSMITTAL CAPTIONED “SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER” INDICATING THE PRICE (IN INCREMENTS OF $0.25) AT WHICH SHARES ARE BEING TENDERED.

If tendering holders of Class B shares wish to maximize the chance that their Class B shares will be purchased, they should check the box in the section of the Share Letter of Transmittal captioned “Shares Tendered at Price Determined Pursuant to the Offer”. A holder of Class B shares who wishes to indicate a specific price (in increments of $0.25) at which such holder’s Class B shares are being tendered must check

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a box under the section captioned “Shares Tendered at Price Determined by Shareholder”. A holder of Class B shares who wishes to tender Class B shares at more than one price must complete a separate ADS Letter of Transmittal for each price at which shares are being tendered. The same Class B shares may not be tendered at more than one price unless such shares are previously withdrawn according to the terms of the offer.

A TENDER OF CLASS B SHARES WILL BE PROPER IF, AND ONLY IF, ON THE SHARE LETTER OF TRANSMITTAL EITHER THE BOX IN THE SECTION CAPTIONED “SHARES TENDERED AT PRICE DETERMINED BY THE OFFER” OR ONE OF THE BOXES IN THE SECTION CAPTIONED “SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER” IS CHECKED. HOLDERS WHO HOLD CLASS B SHARES THROUGH FINANCIAL INSTITUTIONS ARE URGED TO CONSULT THEIR FINANCIAL INSTITUTIONS TO DETERMINE WHETHER TRANSACTION COSTS ARE APPLICABLE IF HOLDERS TENDER CLASS B SHARES THROUGH THEIR BROKERS, BANKS OR OTHER NOMINEES.

Clearing System Delivery for Shares. Any participant in the Clearing Systems may make delivery of Class B shares by causing the Clearing System to block and then transfer such shares to the Share Tender Agent in accordance with customary procedures. However, although delivery of Class B shares may be effected through a Clearing System, a properly completed and duly executed Share Letter of Transmittal any other required documents must, in any case, be received by the Share Tender Agent at its address set forth on the back cover of this Offer to Purchase by the Expiration Date. Delivery of the Share Letter of Transmittal and any other required documents to a Clearing System does not constitute delivery to the Share Tender Agent.

Method of Delivery for Shares. The method of delivery of all documents, including registered share certificates, other written confirmation of the stockholder’s shareholding and bearer share certificates, is at the election and risk of the tendering stockholder. If delivery is by mail, registered mail or special courier service is recommended. Class B shares will be deemed delivered only when actually received by the Share Tender Agent (including, in the case of Class B shares tendered through a Clearing System, by confirmation of their receipt by the Share Tender Agent). In all cases, sufficient time should be allowed to ensure timely delivery.

Clearing System and Book-Entry Transfer Facility Deadlines. If a broker, dealer, commercial bank, trust company, financial institution or other nominee holds your Class B shares and/or ADSs, it is likely they have a deadline prior to the expiration of the offer by which tendering holders must instruct them to tender their Class B shares and/or ADSs into the offer. The Book-Entry Transfer Facility has advised us that it will not transfer tendered ADSs into the ADS Tender Agent’s account after 4:15 p.m., New York City time, on Wednesday, September 15, 2004. Therefore tenders to be effected by book-entry transfer must be made before that time. Nevertheless, holders may still tender ADSs by any other method permitted under the terms of this offer until the Expiration Date.

United States Federal Income Tax Withholding. Under the U.S. backup withholding rules, 28% of the gross proceeds payable to a holder of ADSs or other payee pursuant to the offer may be withheld and remitted to the United States Treasury, unless the holder or other payee provides his or her taxpayer identification number (employer identification number or social security number) to the ADS Tender Agent and certifies that such number is correct or otherwise establishes an exemption under applicable regulations. Therefore, unless such an exemption exists and is proven in a manner satisfactory to the ADS Tender Agent, each tendering holder of ADSs should complete and sign the Substitute Form W-9 included as part of the ADS Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding. Certain holders of ADSs (including, among others, corporations and foreign persons) are not subject to these backup withholding requirements. In order for a foreign person to qualify as an exempt recipient, that person must submit a statement, signed under penalties of perjury, attesting to that person’s exempt status. Such statements can be obtained from the ADS Tender Agent. See Instruction 9 of the ADS Letter of Transmittal.

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ANY TENDERING ADS HOLDER OR OTHER PAYEE FOR TENDERED ADSs WHO FAILS TO COMPLETE FULLY AND SIGN THE SUBSTITUTE FORM W-9 INCLUDED IN THE ADS LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED FEDERAL INCOME TAX WITHHOLDING OF 28% OF THE GROSS PROCEEDS PAID TO SUCH ADS HOLDER OR OTHER SUCH PAYEE PURSUANT TO THE OFFER.

Tender Constitutes An Agreement. The tender of Class B shares and/or ADSs pursuant to any one of the procedures described above will constitute the tendering holder’s acceptance of the terms and conditions of the offer and an agreement between the tendering holder and us upon the terms and subject to the conditions of the offer, as well as the tendering holder’s representation and warranty to us that (1) the holder has a “net long position” in the Class B shares or ADSs, as applicable, or equivalent securities at least equal to the Class B shares or ADSs tendered, as applicable, within the meaning of Rule 14e-4 promulgated by the Commission under the Exchange Act and (2) the tender of the Class B shares or ADSs complies with Rule 14e-4.

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender Class B shares or ADSs for his own account unless the person so tendering (i) has a net long position equal to or greater than the number of (x) Class B shares or ADSs tendered, as applicable, or (y) other securities immediately convertible into, or exercisable or exchangeable for, the number of Class B shares or ADSs tendered and will acquire such Class B shares or ADSs for tender by conversion, exercise or exchange of such other securities and (ii) will cause such Class B shares or ADSs to be delivered in accordance with the terms of the offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

Determination of Validity; Rejection of Shares and ADSs; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Class B shares (including those tendered as ADSs) will be determined by us, in our sole discretion, which determination shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of Class B shares (including those tendered as ADSs) determined by us not to be in proper form, or the acceptance of which or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in any tender of particular Class B shares (including those tendered as ADSs), and our interpretation of the terms of the offer (including the instructions in the Letters of Transmittal) will be final and binding on all parties. No tender of Class B shares (including those tendered as ADSs) will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. None of us, the Dealer Manager, the ADS Tender Agent, the Share Tender Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification.

Return of Unpurchased ADSs. If any tendered ADSs are not purchased pursuant to the offer or are properly withdrawn before the Expiration Date, or if less than all of an ADS holder’s ADSs evidenced by ADRs are tendered, ADRs for unpurchased ADSs will be returned promptly after the expiration or termination of the offer or the proper withdrawal of the ADSs, as applicable, or, in the case of ADSs tendered by book-entry transfer at the book-entry transfer facility, the returned ADSs will be credited to the appropriate account maintained by the tendering ADS holder at the book-entry transfer facility, in each case without expense to the ADS holder.

Return or Release of Unpurchased Shares. If any tendered Class B shares are not purchased pursuant to the offer or are properly withdrawn before the Expiration Date, or if less than all of a stockholder’s Class B shares are tendered, (1) in the case of registered Class B shares or bearer shares tendered directly to the Share Tender Agent, any stock certificates or other written evidence of share ownership or bearer share certificates, as applicable, relating to the shares not purchased in the offer that were delivered to the Share Tender Agent will be returned to the tendering holder, or new share certificates or bearer share certificates,

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as applicable, representing the shares not purchased or withdrawn will be issued to the tendering holder, in each case promptly after the expiration or termination of the offer or the proper withdrawal of the shares, as applicable, without expense to the holder of the shares and, in the case of registered shares, we will take any actions that may be necessary to cause our share register to reflect the fact that registered shares not purchased in the offer or properly withdrawn continue to be owned by the tendering holder, or (2) in the case of Class B shares tendered through a Clearing System, as the withdrawn or unpurchased shares will not be transferred to the Share Tender Agent but will be blocked in the Clearing System, we will cause the Share Tender Agent to take any actions required to be taken by it to permit the removal of the block on the withdrawn or unpurchased shares. We also suggest that holders contact the financial institution through which their shares were tendered to determine what actions, if any, the financial institution may need to take to assure the removal of the block on the withdrawn or unpurchased shares.

Lost or Destroyed ADRs. ADS holders whose ADRs evidencing part or all of their ADSs have been lost, stolen, misplaced or destroyed may contact the ADR Division of The Bank of New York, as depositary for our ADSs under the Deposit Agreement, at 800-507-9357 for instructions as to obtaining a replacement. The replacement ADR(s) will then be required to be submitted together with the ADS Letter of Transmittal in order to receive payment for ADSs that are tendered and accepted for payment. The Bank of New York may require the ADS holder to post a bond in connection with the issuance of replacement ADRs. ADS holders are urged to contact The Bank of New York immediately in order to permit timely processing of this documentation and to determine if the posting of a bond is required.

ADRs EVIDENCING ADSs, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED ADS LETTER OF TRANSMITTAL OR FACSIMILE THEREOF (BEARING AN ORIGINAL SIGNATURE), OR AN AGENT’S MESSAGE, AND ANY OTHER DOCUMENTS REQUIRED BY THE ADS LETTER OF TRANSMITTAL, MUST BE DELIVERED TO THE ADS TENDER AGENT AND NOT TO US, THE DEALER MANAGER, THE SHARE TENDER AGENT OR THE INFORMATION AGENT. ANY SUCH DOCUMENTS DELIVERED TO US, THE DEALER MANAGER, THE SHARE TENDER AGENT OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE ADS TENDER AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

CLASS B SHARE CERTIFICATES, OTHER WRITTEN EVIDENCE OF YOUR SHARE OWNERSHIP, OR BEARER SHARE CERTIFICATES TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED SHARE LETTER OF TRANSMITTAL OR FACSIMILE THEREOF (BEARING AN ORIGINAL SIGNATURE) AND ANY OTHER DOCUMENTS REQUIRED BY THE SHARE LETTER OF TRANSMITTAL, MUST BE DELIVERED TO THE SHARE TENDER AGENT AND NOT TO US, THE DEALER MANAGER, THE ADS TENDER AGENT OR THE INFORMATION AGENT. ANY SUCH DOCUMENTS DELIVERED TO US, THE DEALER MANAGER, THE ADS TENDER AGENT OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE SHARE TENDER AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

4.	WITHDRAWAL RIGHTS.

Tenders of Class B shares and ADSs made pursuant to the offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after Midnight, New York City time, on, Thursday, October 14, 2004, (which is 6:00 a.m. Luxembourg time, on Friday, October 15, 2004) unless theretofore accepted for payment as provided in this Offer to Purchase. If we extend the period of time during which the offer is open, are delayed in accepting for payment or paying for Class B shares and/or ADSs or are unable to accept for payment or pay for Class B shares and/or ADSs pursuant to the offer for any reason, then, without prejudice to our rights under the offer, the ADS Tender Agent and the Share Tender Agent may, on our behalf, respectively retain all Class B shares and ADSs tendered, and such Class B shares and ADSs may not be withdrawn except as otherwise provided in this Section 4, subject to Rule 13e-4(f)(5) under the Exchange Act, which provides

The offer

that the issuer making the offer shall either pay the consideration offered, or return the tendered securities, promptly after the termination or withdrawal of the offer.

Withdrawal of ADSs. For a withdrawal of ADSs to be effective, an original signed written notice of withdrawal must:

•	be timely received by the ADS Tender Agent at one of its addresses set forth on the back cover of this Offer to Purchase; and

•	must specify the name of the person who tendered the ADSs to be withdrawn, the number of ADSs to be withdrawn and the name of the registered holder of the ADSs, if different from that of the person who tendered such ADSs.

If the ADSs to be withdrawn have been delivered to the ADS Tender Agent, a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of ADSs tendered by an Eligible Institution) must be submitted prior to the release of such ADSs. In addition, such notice must specify, in the case of ADSs tendered by delivery of ADR(s), the name of the registered holder (if different from that of the tendering ADS holder) and the serial numbers shown on the particular ADR(s) evidencing the ADSs to be withdrawn or, in the case of ADSs tendered by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn ADSs.

Withdrawal of Shares. For a withdrawal of Class B shares tendered in the form of shares to be effective, an original notice of withdrawal must signed by the person who signed the relevant Share Letter of Transmittal:

•	be timely received by the Share Tender Agent at its address set forth on the back cover of this Offer to Purchase; and

•	specify the name of the person who tendered the Class B shares to be withdrawn, the number of Class B shares to be withdrawn and if bearer shares are being withdrawn, the bearer certificate number of each share to be withdrawn.

In the case of Class B shares tendered through a Clearing System, upon receipt of a valid notice of withdrawal, we will cause the Share Tender Agent to take any actions required to be taken by it to permit the removal of the block on the withdrawn shares. We also suggest that holders contact the financial institution through which they tendered their shares to determine what actions, if any, the financial institution may need to take to assure the removal of the block on the withdrawn shares.

General. Withdrawals may not be rescinded, and Class B shares and/or ADSs withdrawn will thereafter be deemed not validly tendered for purposes of the offer. However, withdrawn Class B shares and/or ADSs may be retendered by again following one of the procedures described in Section 3 at any time prior to the Expiration Date.

We will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, which determination shall be final and binding. We also reserve the absolute right to waive any defect or irregularity in the withdrawal of Class B shares and/or ADSs by any stockholder, and such determination will be binding on all stockholders. None of us, the Dealer Manager, the ADS Tender Agent, the Share Tender Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

5.	PURCHASE OF SHARES AND ADSs AND PAYMENT OF PURCHASE PRICE.

Upon the terms and subject to the conditions of the offer, promptly following the Expiration Date, we (1) will determine the purchase price we will pay for the Class B shares (including those tendered as ADSs) properly tendered and not properly withdrawn before the Expiration Date, taking into account the number of Class B shares (including those tendered as ADSs) tendered and the prices specified by tendering stockholders and ADS holders, and (2) will accept for payment and pay for, and thereby purchase, up to 8,400,000 Class B shares (including those tendered as ADSs) properly tendered at prices at or below the purchase price and not properly withdrawn before the Expiration Date.

The offer

For purposes of the offer, we will be deemed to have accepted for payment and therefore purchased Class B shares (including those tendered as ADSs) that are properly tendered at or below the purchase price and not properly withdrawn, subject to the proration provisions of the offer, only when, as and if we give oral or written notice to the Share Tender Agent and the ADS Tender Agent of our acceptance of the Class B shares and the ADSs, respectively, for payment pursuant to the offer.

Payment for ADSs. We will pay for ADSs purchased under the offer by depositing the aggregate purchase price for such ADSs with the ADS Tender Agent, which will act as agent for tendering ADS holders for the purpose of receiving payment from us and transmitting payment to the tendering ADS holder.

Payment for Shares. We will pay for Class B shares purchased under the offer by depositing the aggregate purchase price for such shares with the Share Tender Agent, which will act as agent for tendering Class B shareholders for the purpose of receiving payment from us and transmitting payment to the tendering holder of Class B shares.

UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE BE PAID BY US REGARDLESS OF ANY DELAY IN MAKING SUCH PAYMENT.

In the event of proration, we will determine the proration factor and pay for those tendered Class B shares (including those tendered as ADSs) accepted for payment promptly after the Expiration Date; however, we do not expect to be able to announce the final results of any proration and commence payment for the Class B shares (including those tendered as ADSs) purchased until approximately five to seven business days after the Expiration Date. The preliminary results of any proration will be announced by press release promptly after the Expiration Date and will be published in the Luxembourger Wort newspaper as soon as practicable after the Expiration Date. ADR(s) evidencing all ADSs tendered and not purchased, including all ADSs tendered at prices in excess of the relevant purchase price and ADSs not purchased due to proration, will be returned to the tendering ADS holder, or, in the case of ADSs tendered by book-entry transfer, will be credited to the account maintained with the Book-Entry Transfer Facility by the participant therein who so delivered the ADSs, at our expense promptly after the Expiration Date or termination of the offer. In the case of registered Class B shares or bearer shares tendered directly to the Share Tender Agent and not purchased, including all such shares tendered at prices in excess of the relevant purchase price, and such shares not purchased due to proration, we will return to the tendering holders any stock certificates or other written evidence of share ownership relating to the registered shares or bearer share certificates, as applicable, that were tendered to the Share Tender Agent or issue new share certificates or bearer share certificates, as applicable, representing the shares not purchased and we will, in the case of registered shares, take any actions necessary to cause our share register to reflect that the tendering holder remains the registered owner of the shares not purchased. In the case of shares that were tendered through a Clearing System, we will cause the Share Tender Agent to take any actions required to be taken by it to permit the removal of the block on the withdrawn or unpurchased shares. We also suggest that holders contact the financial institution through which their shares were tendered to determine what actions, if any, the financial institution may need to take to assure the removal of the block on the unpurchased shares. In addition, if certain events occur, we may not be obligated to purchase Class B shares or ADSs under the offer. See Section 6.

We will pay all stock transfer taxes, if any, payable on the transfer to us of Class B shares and ADSs purchased pursuant to the offer. If, however, payment of the purchase price is to be made to any person other than the registered holder of the ADSs, or if tendered ADR(s) evidencing ADSs are registered in the name of any person other than the person signing the ADS Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the purchase price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption therefrom, is submitted. See Instruction 7 of the ADS Letter of Transmittal.

ANY TENDERING HOLDER OF ADSs OR OTHER PAYEE FOR TENDERED ADSs WHO FAILS TO COMPLETE FULLY, SIGN AND RETURN TO THE ADS TENDER AGENT THE SUBSTITUTE

The offer

FORM W-9 INCLUDED WITH THE ADS LETTER OF TRANSMITTAL MAY BE SUBJECT TO UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING ON THE GROSS PROCEEDS PAID TO THE HOLDER OF ADSs OR OTHER PAYEE FOR TENDERED ADSs PURSUANT TO THE OFFER. SEE SECTION 3. ALSO SEE SECTION 12 REGARDING UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS OF CLASS B SHARES AND/ OR ADSs.

6.	CONDITIONS OF THE OFFER

Notwithstanding any other provision of the offer, we will not be required to accept for payment or pay for any Class B shares and/or ADSs tendered, and may terminate or amend the offer or may postpone the acceptance for payment of, and the payment for, Class B shares and/or ADSs tendered, subject to the requirements of the Exchange Act for prompt payment for or return of Class B shares and ADSs, if at any time on or after August 18, 2004, (or such earlier date as may be specified in the relevant condition) and before the Expiration Date any of the following events shall have occurred or are determined by us to have occurred, that, in our reasonable judgment and regardless of the circumstances giving rise to such event, makes it inadvisable to proceed with the offer or with acceptance for payment or payment:

      (1) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, United States or non-United States, before any court, authority, agency or tribunal that directly or indirectly (i) challenges the making of the offer or the acquisition of some or all of the Class B shares or ADSs pursuant to the offer or otherwise relates in any manner to the offer or (ii) in our reasonable judgment, could materially and adversely affect our and our subsidiaries’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise could materially impair in any way the contemplated future conduct of the business of us and our subsidiaries, taken as a whole, or could materially impair our ability to purchase up to 8,400,000 Class B shares (including those tendered as ADSs) in the offer;

      (2) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, could directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the Class B shares or ADSs illegal or otherwise restrict or prohibit completion of the offer, (ii) delay or restrict our ability, or render us unable, to accept for payment or pay for some or all of the Class B shares and/or ADSs, or (iii) materially and adversely affect our and our subsidiaries’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of us and our subsidiaries;

      (3) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Luxembourg, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, Luxembourg, Argentina or any of the other countries where we do business, (iii) the commencement or escalation of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, Luxembourg, Argentina or any of the other countries where we do business or any of their respective territories, including, but not limited to, an act of terrorism, (iv) any change in the general political, market, economic or financial conditions in the United States, Luxembourg, Argentina or any of the other countries where we do business that could, in our reasonable judgment, have a material adverse effect on our and our subsidiaries’ business, condition (financial or otherwise), assets, income, operations or prospects, taken as a whole, including, without limitation, a decrease of 15% or more in the value of the Argentine Peso compared to the U.S. dollar and the imposition of new, or the modification of existing, exchange control or currency control regulations in Argentina or in any of the other countries where we do business that could have, in our reasonable judgment, such a material adverse effect, (v) in the case of any of the foregoing existing at the time of the

The offer

commencement of the offer, a material acceleration or worsening thereof or (vi) any decrease of more than 15% in the market price for either our Class B shares or ADSs or in the Dow Jones Industrial Average, New York Stock Exchange Index, Nasdaq Composite Index the Standard and Poor’s 500 Composite Index, the Buenos Aires Stock Exchange Merval Index or the Luxembourg LuxX Index measured from the close of trading on August 17, 2004;

      (4) a tender offer or exchange offer for any or all of our shares and/or ADSs (other than this offer) shall have been commenced, or we shall have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, business combination or other similar transaction, other than in the ordinary course of business;

      (5) except pursuant to existing agreements between BAC and AmBev, one of our two largest shareholders in existence at this time, and pursuant to certain existing agreements among AmBev and Interbrew, S.A. (“Interbrew”) and their respective affiliates that, as of the date of this offer, are in existence and have been publicly disclosed in a Schedule 13D filed under the Exchange Act, (i) any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person shall have acquired or proposed to acquire beneficial ownership of more than 5% of our outstanding Class A shares and Class B shares (including those held as ADSs) (other than any such person, entity or group who has filed a Schedule 13D or Schedule 13G with the Commission on or before August 17, 2004), (ii) any such entity, group or person who has filed a Schedule 13D or Schedule 13G with the Commission on or before August 17, 2004, shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of any class of our outstanding ordinary shares or (iii) any new group shall have been formed which beneficially owns more than 5% of any class of our outstanding ordinary shares (options for and other rights to acquire shares which are acquired or proposed to be acquired being deemed for purposes of this clause (5) to be immediately exercisable or convertible); or

      (6) any change shall have occurred or been threatened in the business, condition (financial or otherwise), assets, income, operations, prospects or stock ownership of us or our subsidiaries, taken as a whole, that, in our reasonable judgment, is or could be material and adverse to us or our subsidiaries; or

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, and may be waived by us, in whole or in part, at any time in our sole discretion before the Expiration Date. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right. Each such right is an ongoing right and may be asserted at any time and from time to time. Any determination or judgment by us concerning the events described above will be final and binding on all parties.

The offer

7.	PRICE RANGE OF SHARES AND ADSs; DIVIDENDS.

Price Range. Our Class B shares are listed and trade on the LSE, Reuters Code “QUINpr.LU”. Our ADSs, each representing two Class B shares, are listed on the NYSE and trade under the symbol “LQU.” Each ADS is represented by an ADR issued pursuant to the Deposit Agreement. The table below sets forth, for the periods indicated, the reported high and low daily closing prices of the Class B shares and the ADSs on the LSE and the NYSE, respectively.

	Price per
	Class B share(1)		Price per ADS(2)

	High	Low	High	Low

Fiscal 2002:
First Quarter	6.10	4.31	13.01	8.75
Second Quarter	6.38	4.49	13.09	8.75
Third Quarter	4.50	3.42	9.24	6.70
Fourth Quarter	3.48	2.52	7.40	5.73
Fiscal 2003:
First Quarter	3.52	2.72	8.11	6.35
Second Quarter	6.15	3.20	13.80	7.65
Third Quarter	7.20	5.69	15.61	11.56
Fourth Quarter	8.16	7.24	16.77	14.94
Fiscal 2004:
First Quarter	10.00	7.80	20.18	16.65
Second Quarter	9.75	7.45	19.46	14.75
Third Quarter (through August 16, 2004)	8.32	7.25	16.90	15.00

(1)	Source: Luxembourg Stock Exchange.

(2)	Source: New York Stock Exchange.

Dividends. Each Class B share is entitled, if dividends are declared by the general meeting of shareholders or, in case of interim dividends, by the Board of Directors, to receive an amount of dividends equal to ten times the amount of dividends to which each Class A share is entitled. The right to dividends of Class A shares and Class B shares rank pari passu without preference to each other. Prior to paying any dividends, we are required under Luxembourg law to transfer 5% of our annual net profits to a non-distributable legal reserve until the reserve amounts to 10% of our issued share capital.

Due to the severe economic crisis and recession that occurred in Argentina from late 1988 through much of 2003, and its impact on our business, we did not pay dividends in 2001 and 2002. During this period the Argentine government imposed on Argentine companies a significant number of monetary and currency exchange control measures, including restrictions on the transfer of funds by Argentine companies to foreign shareholders for the purposes of paying dividends. Because we are a holding company, our ability to pay dividends depends primarily on our receipt of sufficient funds from our principal subsidiary Quilmes International (Bermuda) Ltd. (“QIB”), which depends in turn on QIB’s receipt of sufficient funds from its subsidiaries, the largest of which is Cervecería y Maltería Quilmes S.A.I.C.A y G (“CMQ”) in Argentina. Currently, Argentine regulations permit CMQ to pay dividends to foreign shareholders such as QIB if the dividends correspond to prior periods and if independent accountants have certified the financial statements for the prior periods. We cannot predict whether or when the Argentine government might again impose restrictions that would impair our ability to pay dividends. The Argentine government has taken these actions in the past and could do so again.

The offer

The table below sets forth, for each of the periods indicated, the dividends paid per Class B share and per ADS.

	1999	2000	2001	2002	2003

	(in US$)

Dividends per Class B share(1)(2)	0.295	0.295	—	—	0.08113
Dividends per ADS(1)(2)	0.590	0.590	—	—	0.16226

(1)	Dividends per share under Luxembourg GAAP have been computed based on the weighted average number of total shares outstanding for the periods presented. Therefore, weighted average number of total Class B shares outstanding used for calculation purposes amounts to 106,568,750 shares for the year ended December 31, 1999; 106,964,085 shares for the year ended December 31, 2000; 108,150,089 shares for the years ended December 31, 2001 and 2002 and 134,593,003 for the year ended December 31, 2003. Dividends per ADS have been restated to give retroactive effect to the change in ratio of Class B shares (after approval of the recapitalization plan, each ADS represents two Class B shares).

(2)	In June 2004, our Board of Directors approved the 2003 dividend per share and per ADS payable in 2004. This proposal was approved by our shareholders at our annual general meeting on June 25, 2004.

8.	SOURCE AND AMOUNT OF FUNDS.

Assuming we purchase 8,400,000 Class B shares (including those tendered as ADSs) pursuant to the offer at the maximum price of $9.50 per share for the Class B shares (including those tendered as ADSs) we expect that the aggregate purchase price, including all related fees and expenses, will be approximately $82 million. We expect to fund the purchase of Class B shares and ADSs tendered in the offer and the payment of related fees and expenses from available cash on hand and proceeds from advances to be made to us by from our affiliate QIB. By a commitment letter dated August 13, 2004 (the “Commitment Letter”), QIB has committed to advance to us (each advance, an “Advance”) up to $82 million in up to three (3) advances. The commitment is valid until December 31, 2004. The interest rate for each Advance will be determined at the time of such Advance, but will not exceed the amount of the London Interbank Offered Rate plus a 5% margin. The terms and conditions for each Advance (including the applicable interest rate, term and covenants, if any covenants are required) will be agreed with QIB at the time of such Advance. All Advances are to be repaid within three years. We expect to repay these Advances with the proceeds of anticipated future dividends from QIB. QIB will fund the Advances out of its available cash on hand, including cash distributed, loaned or otherwise advanced to QIB from its operating subsidiaries.

The offer is not subject to the receipt of financing and we do not have any alternative financing arrangement or alternative financing plans.

9.	CERTAIN INFORMATION CONCERNING US.

General. The Company was established as a separate company incorporated in the Grand-Duchy of Luxembourg in 1989 when the brewing interests of Entreprises Quilmes, a publicly traded Luxembourg holding company, were spun off from the rest of Entreprises Quilmes’ business interests. We remain a Luxembourg holding company governed by Luxembourg law and we operate through our subsidiaries, principally QIB, in which we hold an 87.63% interest. All of our operating companies are wholly-owned, majority-owned or controlled subsidiaries of QIB. Our principal business address is Avenida 12 de Octubre y Gran Canaria, Quilmes B1878 AAB, Buenos Aires, Argentina. Our telephone number there is +54-11-4349-1700. The address of our principal executive offices and our registered office is 84, Grand Rue, L-1660 Luxembourg, Grand-Duchy of Luxembourg. Our telephone number there is +###-##-####. Our authorized representative in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, P.O. Box 885, Newark, Delaware 19715.

We produce beer in Argentina, Paraguay, Uruguay, Bolivia and Chile (the “southern cone markets”) and produce, to a lesser extent, soft drinks and mineral water in Argentina and Uruguay. We are the largest beer producer both in Argentina and in the combined southern cone markets. In 2003, according to internal estimates, our breweries enjoyed leading market shares of approximately 80.0% in Argentina, 94.3% in Paraguay, 98.5% in Uruguay, 97.3% in Bolivia and 10% in Chile.

The offer

Six-month results.

The following tables set forth selected unaudited financial data of the Company for the six-month periods ended June 30, 2003 and 2004.

	For the six months
	ended June 30

	2003	2004

	(in US$ millions)

Income Statement Data:
Luxembourg GAAP:
Gross sales	279.1	367.1
Taxes	(10.3)	(16.9)

Net sales	268.9	350.1
Cost of goods sold	(155.0)	(159.8)

Gross profit	113.9	190.3
Selling and marketing expenses	(65.0)	(72.7)
Administrative and general expenses	(18.7)	(17.7)

Operating income (loss)	30.2	99.9
Interest income	5.7	2.6
Other income	1.4	3.8
Foreign exchange results and translation adjustments	10.4	0.6
Interest and financial expenses	(16.1)	(12.3)
Other expenses	(25.7)	(23.8)
Income (loss) before income taxes, minority interest and extraordinary items	5.9	70.8
Income taxes	(15.8)	(27.0)
Minority interest(1)	(0.2)	(9.2)

Net income (loss) before extraordinary items	(10.1)	34.6

Extraordinary items, net of income tax	—	—
Income taxes	—	—
Minority interest	—	—

Net income (loss)	(10.1)	34.6
Net income (loss) per Share(2)	(0.077)	0.282
Net income (loss) per ADS(2)	(0.153)	0.564
Balance Sheet Data:
Luxembourg GAAP:
Cash and banks and short-term investments	139.3	130.4
Total current assets	265.0	263.1
Tangible fixed assets(3)	614.5	551.8
Total assets	1,362.3	1,373.8
Short-term loans(4)	298.0	92.2
Long-term loans(4)	77.8	233.1
Total liabilities	554.4	477.0
Minority interest	142.5	148.0
Share capital	41.7	41.7
Shareholders’ equity	665.4	748.8
Other Data:
Total brewing capacity (thousands of hectoliters), as of December 2002 and 2003, respectively	19,640	23,364
Total beer volume sold (thousands of hectoliters)	6,572	7,205

The offer

	For the six months
	ended June 30

	2003	2004

	(in US$ millions)

Total soft drink capacity (thousands of hectoliters) as of December 2002 and 2003, respectively	10,740	17,148
Total soft drink and water volume sold (thousands of hectoliters)	2,857	3,075
Number of employees	6,239	5,909
Number of Class A shares (in millions)	637.1	637.1
Number of Class B shares (in millions)	70.8	70.8

(1)	Because the percentage of our indirect ownership varies among our various consolidated subsidiaries, the calculation of the minority interest in consolidated net income (loss) during any period is a function of the minority ownership in QIB, our principal subsidiary (our ownership was 15% until July 2003, and 12.4% since then). It is also a function, to a lesser extent, of the income of each of the operating subsidiaries and the percentage of each such subsidiary’s capital stock owned by minority shareholders during such period. QIB’s holdings units operating subsidiaries range from 99.69% to 100% for the most significant Argentine subsidiary and Chilean subsidiary, respectively, to as low as 57.97% in Colosas, S.A., a Paraguayan subsidiary.

(2)	Net income per share has been calculated on the basis of Actual Shares Outstanding at the end of each relevant period, net of shares repurchased by the Company. Actual Shares Outstanding are the sum of: (i) all Class B shares, and (ii) all Class A shares divided by ten, reflecting this class’s claim on dividends and assets. As calculated in this way, the number of net shares outstanding were 122,612,987 and 131,736,988 as of June 30, 2004, and June 30, 2003, respectively. Net income per ADS is calculated on the basis of two net shares outstanding per ADS.

(3)	Includes industrial land and buildings, machinery, plant and equipment, and bottles and crates.

(4)	Short-term loans represent our current loans and short-term portion of long-term debt. Long-term loans include the non-current portion of long-term debt due to banks and notes payable.

Recent Developments. On January 31, 2003, we completed the transactions relating to the formation of our strategic alliance with AmBev. As part of the alliance, BAC and AmBev entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) that, among other matters, gives BAC an option, that is exercisable in April of every year and upon any change of control of AmBev that occurs prior to April 2005, to exchange its remaining Quinsa Class A shares for common and preferred shares of AmBev. The Stock Purchase Agreement also gives AmBev the right to cause this exchange to occur starting in 2009 and requires an automatic exchange if a change in control of AmBev occurs after April 2005.

On March 3, 2004, AmBev and its controlling shareholders entered into a series of agreements with Interbrew, a Belgian based brewing company, and its controlling shareholders. These agreements contemplate a business combination between AmBev and Interbrew and a change in control of AmBev (the “Ambev-Interbrew Transactions”). If Interbrew and AmBev complete the AmBev-Interbrew Transactions, Interbrew will control AmBev and the persons who currently control AmBev and Interbrew will control Interbrew jointly. Completion of the AmBev-Interbrew Transactions will give BAC a right to exchange its remaining Quinsa shares for AmBev common and preferred shares and a tag-along right to sell its AmBev common shares to Interbrew on the same terms upon which AmBev’s controlling shareholders are selling their stock. Interbrew also has agreed to pay BAC all cash for its AmBev common shares, even though the AmBev controlling shareholders will receive Interbrew stock in exchange for their controlling interest in AmBev. If BAC exercises its option, AmBev will obtain sole voting control of us and will be entitled to appoint all of our directors and all, or a majority of, the directors of all our subsidiaries. Upon any exchange, BAC would receive a number of AmBev shares determined by reference to a formula that compares the value of a Quinsa share to the value of an AmBev share. The formula determines our equity value by multiplying our cash flow or EBITDA by either (1) a multiple that is intended to reflect the market multiple at which AmBev’s shares are trading or (2) a multiple of 8.0, as chosen by BAC. Consequently, when BAC exchanges its Quinsa shares for AmBev shares, BAC’s Quinsa shares will be valued based on an EBITDA multiple of no less than 8.0.

The offer

On July 16, 2004, BAC, AmBev and Braco Investimentos, S.A., the controlling shareholder of AmBev, entered into an amendment to the Stock Purchase Agreement. The amendment clarifies that BAC will be required to decide whether or not to exercise its exchange option as a result of the AmBev-Interbrew Transactions by the later of 10 business days after the date that BAC receives the financial information upon which the exchange price is calculated or five business days after the closing of the AmBev-Interbrew Transactions.

AmBev has informed us that it expects to complete the AmBev-Interbrew Transactions by the end of August 2004. BAC has informed us that it has not yet made a decision as to whether to exercise its exchange option in connection with the completion of the AmBev-Interbrew Transactions. BAC may make its decision prior to the expiration of this offer. If BAC decides to exercise its option, and the exchange of BAC’s shares is completed prior to the Expiration Date, AmBev and directors appointed by AmBev will control all decisions of our Board of Directors that are made after the exchange of BAC’s shares, including any Board decisions relating to this offer.

Additional Information About Us and Incorporation by Reference. We are subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports and other information relating to our business, financial condition and other matters. On June 30, 2004, we filed with the Commission our annual report on Form 20-F for the year ended December 31, 2003, which we hereby incorporate into this Offer to Purchase by reference. On March 10, 2004, March 31, 2004, May 14, 2004, June 29, 2004 and August 13, 2004, we furnished to the Commission our current reports on Form 6-K, each of which we also hereby incorporate into this Offer to Purchase by reference. Pursuant to Rule 13e-4(c)(2) under the Exchange Act, we have filed with the Commission an Issuer Tender Offer Statement on Schedule TO, which includes additional information with respect to the offer. Such material and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained by mail, upon payment of the Commission’s customary charges, by writing to the Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the Internet at http://www.sec.gov that contains reports and information statements and other information regarding registrants, including us, that file electronically with the Commission.

You can obtain the documents described under “Additional Information” and any of the documents incorporated by reference in this document from us or from the Commission’s website at the Commission’s website described above. You can obtain the documents described under “Additional Information” and documents incorporated by reference in this Offer to Purchase from us, without charge, by requesting them in writing or by telephone from us at the office of Francis Cressall, Quilmes Industrial (Quinsa) S.A., Avenida 12 de Octubre y Gran Canaria, Quilmes B1878 AAB, Buenos Aires, Argentina, Tel: +5411-4349-1700. Please be sure to include your complete name and address in the request. If you request any incorporated documents, we will mail them by first class mail, or another equally prompt means, promptly after we receive the request. You can obtain free of charge a copy of our annual report on Form 20-F for the year ended December 31, 2003, and certain other of our reports from our website on the Internet at http://www.quinsa.com. You can obtain free of charge a copy of the Company’s annual accounts from the Share Tender Agent at the address set forth on the back cover page of this Offer to Purchase.

10.	INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES AND ADSs.

As of August 13, 2004, we had issued and outstanding 59,234,469 Class B shares (including those held as ADSs), net of shares held in treasury. As of that date, our Class B shares represented, in the aggregate, approximately 8.6% of our outstanding voting shares and approximately 48.4% of our total equity capital, in each case, net of shares held in treasury. The Class B shares (including those held as ADSs) we are offering to purchase pursuant to the offer represent approximately 14.2% of the Class B shares (including those held as ADSs) outstanding as of August 13, 2004, approximately 1.2% of our

The offer

outstanding voting shares as of that date and approximately 6.9% of our total equity capital as of that date, in each case, net of shares held in treasury. As of August 13, 2004, our directors and executive officers as a group (31 in total) beneficially owned an aggregate of 38,391,414 Class B shares, representing, net of shares held in treasury, approximately 64.8% of outstanding Class B shares (including those held as ADSs), approximately 5.6% of our outstanding voting shares and approximately 31.4% of our total equity capital. Our directors and executive officers are entitled to participate in the offer on the same basis as all other stockholders. Those of our directors and executive officers who own Class B shares or ADSs have advised that they do not intend to tender Class B shares or ADSs in the offer.

The following table shows, as of August 13, 2004, the aggregate number and percentage of our Class B (including those held as ADSs) shares that were beneficially owned by our directors and executive officers. Assuming we purchase 8,400,000 Class B shares (including those held as ADSs), then after the offer, the directors and executive officers as a group will beneficially own approximately 75.5% of the outstanding Class B shares (including those held as ADSs). The business address of each of our executive officers is Avenida 12 de Octubre y Gran Canaria, Quilmes B1878 AAB, Buenos Aires, Argentina. The business address of each of our directors is as follows: Jacques-Louis de Montalembert, Avenida del Libertador 498, Piso 26, Buenos Aires, Capital Fereral, Argentina; Carlos J. Miguens, Avenida del Libertador 498, Piso 26, Buenos Aires, Capital Fereral, Argentina; Alvaro Sáinz de Vicuña, Avenida del Libertador 498, Piso 26, Buenos Aires, Capital Fereral, Argentina; Federico Sáinz de Vicuña, Avenida del Libertador 498, Piso 26, Buenos Aires, Capital Fereral, Argentina; Juan Manuel Vergara Galvis, Rua Dr. Renato Paes de Barros 1017, 4th floor, São Paulo, Brazil; Victorio Carlos De Marchi, Rua Dr. Renato Paes de Barros 1017, 4th floor, São Paulo, Brazil; Carlos Alberto da Veiga Sicupira, Av. Brig. Faria Lima, 3729, 7th floor, São Paulo, Brazil; Magim Rodriguez Júnior, Rua Dr. Renato Paes de Barros 1017, 4th floor, São Paulo, Brazil; BAC (represented by Guillermo Engels) Avenida del Libertador 498, Piso 26, Buenos Aires, Capital Fereral, Argentina; and Dunvegan, S.A. (represented by Roberto Moses Thompson Motta) Rua Dr. Renato Paes de Barros 1017, 4th floor, São Paulo, Brazil.

		Percent of
	Number of	Class B Shares
	Class B Shares	(net of shares
Name	beneficially owned	held in treasury)

Jacques-Louis de Montalembert	0	—
Carlos J. Miguens	0	—
Alvaro Sáinz de Vicuña	0	—
Federico Sáinz de Vicuña	0	—
Juan Manuel Vergara Galvis	0	—
Victorio Carlos De Marchi	0	—
Carlos Alberto da Veiga Sicupira	0	—
Magim Rodriguez Júnior	0	—
Beverages Associates (BAC) Corp., represented by Guillermo Engels(a)(b)	0	—
Dunvegan S.A., represented by Roberto Moses Thompson Motta(a)(c)	38,378,414	64.8%
Agustín García Mansilla	13,000 (d)	*
Carlos Adjoyán	0	—
Gustavo Castelli	0	—
Néstor Del Campo	0	—
Faustino Arias	0	—
Pablo González	0	—
Nicolás Bamberg	0	—
Francis Cressall	0	—
Héctor Dorribo	0	—

The offer

		Percent of
	Number of	Class B Shares
	Class B Shares	(net of shares
Name	beneficially owned	held in treasury)

Miguel A Gómez Eiriz	0	—
Adrián González Fischer	0	—
Fernando Lascano	0	—
Jorge Mastroizzi	0	—
Daniel Montero	0	—
Fernando Ragni	0	—
Pablo Pereyra	0	—
Celso Rojas	0	—
Gustavo Sampayo	0	—
Pablo Sanchez	0	—
Hector Ordoqui	0	—
Silvio Szostak	0	—
All directors and executive officers as a group	38,391,414	64.8%

*	Less than 1%.

(a)	Luxembourg law permits companies to have corporations as members of their boards of directors. Accordingly, each of BAC and AmBev have appointed a corporate director. These corporate directors (BAC and Dunvegan, S.A.) are controlled by BAC and AmBev, respectively, and BAC and AmBev have the right to determine, from time to time, which individual person will attend board meetings as the representative of the corporate director and exercise the rights and fulfill the obligations of the corporate director.

(b)	BAC does not own beneficially or of record any Class B shares. BAC beneficially owns 373,520,000 Class A shares (representing approximately 59.1% of the outstanding Class A shares, net of shares held in treasury).

(c)	In the aggregate, AmBev, acting through Dunvegan, S.A., and other affiliates, beneficially owns 230,920,000 Class A shares (representing approximately 36.6% of the outstanding Class A shares, net of shares held in treasury). In the aggregate, AmBev, acting through Dunvegan, S.A., and other affiliates beneficially owns 38,378,414 Class B shares (representing approximately 64.8% of the outstanding Class B shares, net of shares held in treasury).

(d)	Held as 6,500 ADRs evidencing ADSs.

Each of our directors is an affiliate of BAC or AmBev, our two largest shareholders; there are no independent directors on our Board of Directors. AmBev will not tender any Class B shares or ADSs pursuant to the offer. If we purchase all of the 8,400,000 Class B shares (including those held as ADSs) sought in the offer, then after giving effect to the offer, BAC, AmBev and our directors and executive officers will together own 75.5% of our outstanding Class B shares, 94.2% of our outstanding voting shares and approximately 86.7% of our total equity capital, in each case, net of shares held in treasury.

Recent Securities Transactions. Based on our records and on information provided to us by our directors, executive officers and subsidiaries, neither we nor any of our affiliates or subsidiaries nor, to the best of our knowledge, any of our or our subsidiaries’ directors and executive officers, nor any associates or subsidiaries of any of the foregoing, has effected any transactions involving shares of our Class B shares or ADSs during the 60 days prior to August 18, 2004, except for the following open market purchase transactions (i) 4,000 ADSs (representing 8,000 Class B shares) purchased by Agustín García Mansilla on June 18, 2004, at US$16.03 per ADS, (ii) 2,500 ADSs (representing 5,000 Class B shares) purchased by Agustín García Mansilla on June 20, 2004, at US$16.15 per ADS, (iii) 31,800 ADSs (representing 63,600 Class B shares) purchased by the Company on June 25, 2004, at US$15.00 per ADR and (iv) 100,000 ADSs (representing 200,000 Class B shares) purchased by the Company on July 13, 2004, at US$14.90 per ADS.

Agreements, Arrangements or Understandings. Except as otherwise described in this Offer to Purchase and in our Annual Report on Form 20-F for the year ended December 31, 2003, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the

The offer

offer or with respect to any of our securities, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of the securities, joint ventures, loan or option arrangements, puts or calls, guarantees or loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

11.	LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any license or regulatory permit that appears material to our business that might be adversely affected by our acquisition of the Class B shares (including those held as ADSs) as contemplated by the offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of the Class B shares (including those held as ADSs) as contemplated by the offer. Should any such approval or other action be required, we presently contemplate that we will seek that approval or other action. We are unable to predict whether we will be required to delay the acceptance for payment of or payment for the Class B shares and/or ADSs tendered pursuant to the offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations under the offer to accept the Class B shares and/or ADSs for payment and pay for the Class B shares and/or ADSs is subject to conditions. See Section 6.

12.	UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

The following describes the material US federal income tax consequences to United States holders, as defined below, of the tender of their Class B shares or ADSs pursuant to the offer. This discussion is based on the tax laws of the United States currently in effect, including the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury regulations, administrative pronouncements and judicial decisions, as well as the income tax treaty between Luxembourg and the United States, all of which are subject to change, possibly with retroactive effect. This discussion does not address U.S. state, local or non-U.S. tax consequences. The discussion applies only to United States holders who hold the Class B shares or ADSs as capital assets for U.S. federal income tax purposes and it does not address special classes of holders, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and traders in securities or foreign currencies;

•	persons holding the Class B shares or ADSs as part of a hedge, straddle or conversion transaction;

•	persons whose functional currency for United States federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for US federal income tax purposes;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations; or

•	persons holding the Class B shares or ADSs that own or are deemed to own ten percent or more of any class of Quinsa stock.

For purposes of this discussion, a “United States holder” is a beneficial owner of the Class B shares or ADSs that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. A United States holder does not include residents of Luxembourg or persons carrying on a trade, profession or vocation in Luxembourg through a branch, agency or permanent establishment.

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General. A United States holder’s accepted tender of Class B shares or ADSs pursuant to the offer will be treated one of two ways for US federal income tax purposes, as either (i) a sale or exchange or (ii) a dividend.

Under Section 302 of the Code, a United States holder whose Class B shares or ADSs are purchased under the offer, which we refer to as the purchase, will be treated as having sold its Class B shares or ADSs, and thus will recognize capital gain or loss if the purchase:

•	is “not essentially equivalent to a dividend” with respect to the United States holder;

•	results in a “complete termination” of the United States holder’s equity interest in Quinsa; or

•	results in a “substantially disproportionate” redemption with respect to the United States holder.

Each of these tests, referred to as the “Section 302 tests,” is explained in more detail below.

If a United States holder satisfies any of the Section 302 tests explained below, the United States holder will be treated as if it sold its Class B shares or ADSs and will recognize U.S. source capital gain or loss equal to the difference between the amount of cash received under the offer and the United States holder’s adjusted tax basis in the Class B shares or ADSs surrendered in exchange therefor. This gain or loss will be long-term capital gain or loss if the United States holder’s holding period for the Class B shares or ADS that were sold exceeds one year as of the date of purchase. Specified limitations apply to the deductibility of capital losses by United States holders. Gain or loss must be determined separately for each block of Class B shares or ADSs (Class B shares or ADSs acquired at the same cost in a single transaction) that is purchased from a United States holder under the offer. A United States holder may be able to designate, generally through its broker, which of its Class B shares or ADSs it wishes to tender under the offer if fewer than all of its Class B shares or ADSs are tendered under the offer. United States holders should consult their own tax advisors concerning the mechanics and desirability of that designation.

If a United States holder does not satisfy any of the Section 302 tests explained below, the purchase will not be treated as a sale or exchange. Instead, the entire amount received by a United States holder with respect to the purchase will be treated as a dividend distribution to the extent of the United States holder’s share of the available current and accumulated earnings and profits (within the meaning of the Code) of the Company. To the extent that the purchase is treated as the receipt by the United States holder of a dividend, the United States holder’s remaining adjusted tax basis in the purchased Class B shares or ADSs will be added to the basis of any Class B shares or ADSs retained by the United States holder.

Subject to applicable limitations, dividends paid to non-corporate United States holders may be taxable at a maximum rate of 15%. If you have held your Class B Shares or ADSs for more than 60 days prior to the purchase, have not entered into certain positions that would reduce your risk of loss with respect to the Class B Shares or ADSs and are not obligated to make related payments with respect to positions in substantially similar or related property, you generally should be eligible for the maximum rate of 15% if the amounts received under the offer are treated as dividends. Non-corporate United States holders should consult their own tax advisors to determine whether they are subject to any special rules that limit their ability to be taxed at this favorable rate as well as the application of these rules in their particular circumstances. The amount of the dividend will be treated as foreign source dividend income to a United States holder and will not be eligible for the dividends-received deduction generally allowed to U.S. corporations under the Code. Such dividends will generally constitute “passive income” for foreign tax credit purposes.

Constructive Ownership of Stock and Other Issues. In applying each of the Section 302 tests explained below, United States holders must take into account not only Class B shares or ADSs that they actually own but also Class B shares or ADSs they are treated as owning under the constructive ownership rules of the Code. Under the constructive ownership rules, a United States holder is treated as owning any Class B shares or ADSs that are owned, actually and in some cases constructively, by certain related individuals and entities as well as Class B shares or ADSs that the United States holder has the right to acquire by exercise of an option or by conversion or exchange of a security. Due to the factual nature of the

The offer

Section 302 tests explained below, United States holders should consult their own tax advisors to determine whether the purchase qualifies for sale treatment in their particular circumstances.

We cannot predict whether or the extent to which the offer may be oversubscribed. If the offer is oversubscribed, proration of tenders under the offer will cause us to purchase fewer Class B shares (including those tendered as ADSs) than are properly tendered and not withdrawn at or below the selected purchase price. Therefore, no assurance can be given that a sufficient number of a United States holder’s Class B shares or ADSs will be purchased under the offer to ensure that the United States holder receives sale treatment, rather than dividend treatment, for US federal income tax purposes under the rules discussed below.

Section 302 Tests. One of the following tests must be satisfied in order for the purchase to be treated as a sale or exchange for U.S. federal income tax purposes:

•	Not Essentially Equivalent to a Dividend Test. The purchase will be treated as “not essentially equivalent to a dividend” if the reduction in the United States holder’s proportionate interest in the Company as a result of the purchase constitutes a “meaningful reduction” given the United States holder’s particular circumstances. Whether the receipt of cash by a United States holder who sells Class B shares or ADSs under the offer will be “not essentially equivalent to a dividend” will depend upon the United States holder’s particular facts and circumstances. The Internal Revenue Service has indicated in a published revenue ruling that even a small reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal (for example, an interest of less than 1%) and who exercises no control over corporate affairs should constitute a “meaningful reduction.” United States holders should consult their own tax advisors as to the application of this test in their particular circumstances.

•	Complete Termination Test. The purchase will result in a “complete termination” of the United States holder’s equity interest in the Company if all of the Class B shares or ADSs that are actually owned by the United States holder are sold under the offer and all of the Class B shares or ADSs that are constructively owned by the United States holder, if any, are sold under the offer or, with respect to Class B shares or ADSs owned by certain related individuals, the United States holder is entitled to and effectively waives, attribution of Class B shares or ADSs which otherwise would be considered as constructively owned by the United States holder. United States holders wishing to satisfy the “complete termination” test through waiver of the constructive ownership rules should consult their own tax advisors.

•	Substantially Disproportionate Test. The purchase will result in a “substantially disproportionate” redemption with respect to the United States holder if, among other things, the percentage of the then outstanding Class B shares or ADSs actually and constructively owned by the United States holder immediately after the purchase is less than 80% of the percentage of the Class B shares or ADSs actually and constructively owned by the United States holder immediately before the purchase (treating as outstanding before the purchase all Class B shares or ADSs purchased under the offer).

Information Reporting and Backup Withholding. Payment made with respect to the offer within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless (i) the United States holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the United States holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a United States holder will be allowed as a credit against the United States holder’s U.S. federal income tax liability and may entitle the United States holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

See Section 3 with respect to the application of federal income tax withholding and backup withholding.

The offer

13.	LUXEMBOURG INCOME TAX CONSEQUENCES

The following describes the material Luxembourg tax consequences relevant to offer. Holders should consult their own tax advisor as results may vary for individual holders.

Non-Participation in the Offer. Holders of Class B shares and/or ADSs who do not participate in the offer will not incur any Luxembourg tax liability as a result of the consummation of the offer.

Exchange of Shares and/or ADSs Pursuant to the Offer. If the holder of Class B shares and/or ADSs is a resident of Luxembourg (unless the resident is a company subject to corporate income tax), the holder may be subject to Luxembourg income taxation on part of the cash the holder receives from us in exchange for the Class B shares and/or ADSs tendered. The receipt of cash for the holder’s tendered Class B shares and/or ADSs will generally be treated for Luxembourg income tax purposes either as (1) a sale eligible for capital gain or loss treatment, in which case the amount of cash the holder receives above the acquisition price for the exchanged Class B shares and/or ADSs will be subject to income taxation only if the holder has held the shares for not more than six months or holds more than 10% of our outstanding Class A and Class B shares (including those held as ADSs), or (2) income from securities, in which case 50% of the cash the holder receives that is not considered a refund of capital will be subject to income taxation. If the holder is a resident Luxembourg company subject to corporate income tax or a permanent establishment in Luxembourg subject to corporate income tax, the capital gain realized will be part of the holder’s taxable profit and subject to corporate income tax and municipal tax.

If the holder of Class B shares and/or ADSs is a non-resident of Luxembourg, the cash the holder receives from us in exchange for the Class B shares and/or ADSs will only be subject to Luxembourg income taxation if that cash is considered a sale and (1) the holder holds more than 10% of our outstanding Class A and Class B shares (including those held as ADSs) and the holder held the exchanged securities for not more than six months, or (2) the holder has been a Luxembourg tax resident for more than 15 years and became a non-resident of Luxembourg less than five years before the exchange.

14.     EXTENSION OF THE OFFER; TERMINATION; AMENDMENT.

We expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 6 shall have occurred or shall be deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and payment for, any Class B shares and/or ADSs by giving oral or written notice of such extension to the Share Tender Agent and the ADS Tender Agent and making a public announcement of such extension. We also reserve the right, in our sole discretion, to terminate the offer and not accept for payment or pay for any Class B shares and/or ADSs not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Class B shares and/or ADSs upon the occurrence of any of the conditions specified in Section 6 hereof by giving oral or written notice of such termination or postponement to the Share Tender Agent and the ADS Tender Agent and making a public announcement of such termination or postponement. Our reservation of the right to delay payment for Class B shares and/or ADSs which we have accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the Class B shares and ADSs tendered promptly after termination or withdrawal of the offer.

Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in Section 6 shall have occurred or shall be deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to holders of Class B shares (including those held as ADSs) or by decreasing or increasing the number of Class B shares (including those held as ADSs) being sought in the offer. Amendments to the offer may be made at any time and from time to time effected by public announcement, such announcement, in the case of an extension, to be issued no later than 10:00 a.m., Luxembourg time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of such change. Without limiting the manner in

The offer

which we may choose to make a public announcement, except as required by applicable law, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through PRnewswire or another comparable service.

If we materially change the terms of the offer or the information concerning the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the Commission provide that the minimum period during which a offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (1) we increase or decrease the price to be paid for Class B shares (including those held as ADSs) or increase or decrease the number of Class B shares (including those held as ADSs) being sought in the offer and, if an increase in the number of Class B shares (including those held as ADSs) being sought exceeds 2% of our outstanding Class B shares (including those held as ADSs) and (2) the offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such notice of an increase or decrease is first published, sent or given to security holders in the manner specified in this Section 13, the offer will be extended until the expiration of such period of ten business days.

15.     FEES AND EXPENSES.

We have retained UBS to act as the Dealer Manager in connection with the offer and to provide financial advisory services in connection with the offer. The Dealer Manager will receive a fee calculated as a percentage of the aggregate purchase price paid for the Class B shares (including those tendered as ADSs) purchased by us pursuant to the offer, up to a maximum of $1,200,000, but in any event will be paid a minimum fee of $700,000 for their services. We have also agreed to reimburse the Dealer Manager for reasonable out-of-pocket expenses incurred by them in connection with the offer, including reasonable fees and expenses of counsel, and to indemnify the Dealer Manager against certain liabilities in connection with the offer, including liabilities under the federal securities laws. UBS has rendered various investment banking and other services to us in the past and may continue to render such services, for which they have received and may continue to receive customary compensation from us. In the ordinary course of their trading and brokerage activities, UBS and their affiliates may hold positions, for their own accounts or for those of their customers, in our securities.

We have retained D.F. King & Co., Inc. to act as Information Agent, Dexia Banque Internationale à Luxembourg to act as the Share Tender Agent and The Bank of New York to act as the ADS Tender Agent in connection with the offer. The Information Agent may contact holders of shares by mail, telephone and in person and may request brokers, dealers, commercial banks, trust companies and other nominee stockholders to forward materials relating to the offer to beneficial owners. The Information Agent, the Share Tender Agent and the ADS Tender Agent will each receive reasonable and customary compensation for their respective services and will be reimbursed by us for specified reasonable out-of-pocket expenses. The Information Agent and the ADS Tender Agent will be indemnified against certain liabilities in connection with the offer, including certain liabilities under the federal securities laws.

We will not pay any fees or commissions to brokers or dealers (other than fees to the Dealer Manager and the Information Agent as described above) for soliciting tenders of Class B shares and/or ADSs pursuant to the offer. Stockholders holding Class B shares and/or ADSs through brokers or banks are urged to consult the brokers or banks to determine whether transaction costs are applicable if stockholders (1) tender Class B shares through such brokers or banks, and not directly to the Share Tender Agent or (2) tender ADSs through such brokers or banks, and not directly to the ADS Tender Agent. We will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding the offer and related materials to the beneficial owners of Class B shares and/or ADSs held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as the agent of us, the

The offer

Dealer Manager, the Information Agent, the ADS Tender Agent or the Share Tender Agent for purposes of the offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Class B shares and/or ADSs except as otherwise provided in this document and Instruction 7 in the ADS Letter of Transmittal.

16.     MISCELLANEOUS.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer or the acceptance of Class B shares and/or ADSs pursuant thereto is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Class B shares and/or ADSs in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on our behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of that jurisdiction.

Pursuant to Rule 13e-4(c)(2) under the Exchange Act, we have filed with the Commission an Issuer Tender Offer Statement on Schedule TO, which contains additional information with respect to the offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 9 with respect to information concerning us.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR CLASS B SHARES OR ADSs IN THE OFFER OR AS TO THE PURCHASE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR CLASS B SHARES OR ADSs. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THOSE CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTERS OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US, THE DEALER MANAGER OR ANY OTHER AGENT WORKING FOR US.

August 18, 2004.

The Letters of Transmittal, certificates for shares, ADRs evidencing ADSs and any other required documents should be sent or delivered by or on behalf of each tendering holder to the Share Tender Agent or the ADS Tender Agent (as applicable) at one of their addresses set forth below.

The ADS Tender Agent for the Offer is:

The Bank of New York

By Mail:	By Overnight Delivery:	By Hand:	For Notice of Guaranteed Delivery:
The Bank of New York Tender & Exchange Dept. (Quinsa Tender Offer) P.O. Box 859208 Braintree, MA 02185-9208	The Bank of New York Tender & Exchange Dept. (Quinsa Tender Offer) 161 Bay State Road Braintree, MA 02184	The Bank of New York Tender & Exchange Dept.—11W 101 Barclay Street Receive & Deliver Window-Street Level New York, NY 10286	(for Eligible Institutions only) By Facsimile Transmission: (212) 815-6433 To Confirm Facsimile Transmission Only: (212) 815-6212

The Share Tender Agent for the Offer is:

DEXIA Banque Internationale à Luxembourg

By Mail:	By Hand or Courier Delivery:	By Facsimile Transmission:
Dexia-BIL 69, route d-Esch L-2953 Luxembourg Attn: Corporate Actions PLM+118D	Dexia-BIL 69, route d-Esch L-2953 Luxembourg Attn: Corporate Actions PLM+118D	+352-4590-4218 For Confirmation Call: +352-4590-4278

DELIVERY OF THE LETTERS OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE APPLICABLE ADDRESS AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE ADS TENDER AGENT OR THE SHARE TENDER AGENT.

Questions or requests for assistance may be directed to the Information Agent, the Dealer Manager or the Share Tender Agent at their respective telephone numbers and addresses set forth on this page. Requests for additional copies of the Offer to Purchase, the related Letters of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent or the Share Tender Agent at the telephone number and address set forth on this page. Stockholders may also contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the offer. To confirm delivery of Class B shares, stockholders are directed to contact the Share Tender Agent. To confirm delivery of ADSs, stockholders are directed to contact the ADS Tender Agent.

The Information Agent for the Offer is:

D.F. KING & CO., INC.

48 Wall Street, 22nd Floor
New York, NY 10005

Banks and Brokerage Firms Please Call: (212) 269-5550 (Call Collect)

All Others Call Toll Free: (888) 628-8208

The Dealer Manager for the Offer is:

UBS Investment Bank

299 Park Avenue
New York, New York 10171
(212) 821-6011 (Call Collect)
(877) 216-7104 (Call Toll Free)